                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                          Independent Bank Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                       [INDEPENDENT BANK CORPORATION LOGO]

March 16, 2001

Dear Shareholder:

   We invite you to attend the 2001 Annual Meeting of Shareholders. This year's meeting will be held on Tuesday, April 17, 2001, at 3:00 p.m. at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846.
   It is important that your shares are represented at the Annual Meeting. Please carefully read the Notice of Annual Meeting and Proxy Statement. Whether or not you expect to attend the Annual Meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR REGISTER YOUR VOTE BY PHONE OR THE INTERNET.

Sincerely,


/s/ Charles C. Van Loan

Charles C. Van Loan
President and
Chief Executive Officer

                          INDEPENDENT BANK CORPORATION

                              230 West Main Street
                              Ionia, Michigan 48846

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 17, 2001

   The Annual Meeting of Shareholders of Independent Bank Corporation will be held at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846, on Tuesday, April 17, 2001, at 3:00 p.m. (local time) for the following purposes:

   1. To elect three nominees to the Board of Directors to serve three-year terms expiring in 2004.

   2. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Shareholders of record as shown by the transfer books of the Company at the close of business on February 16, 2001, are entitled to notice of and to vote at the meeting or any adjournment thereof. Whether or not you expect to be present in person at this meeting, please sign the enclosed proxy and return it promptly in the enclosed envelope or register your vote by phone or the internet. If you attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy.

                                            By order of the Board of Directors,

                                            /s/ William R. Kohls

                                            William R. Kohls
                                            Secretary

Dated:  March 16, 2001

                          INDEPENDENT BANK CORPORATION

                              230 West Main Street
                              Ionia, Michigan 48846

                                PROXY STATEMENT

                                 March 16, 2001

   This Proxy Statement is furnished in connection with the solicitation, beginning approximately March 16, 2001, by the Board of Directors of Independent Bank Corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders. This meeting will be held on Tuesday, April 17, 2001, at 3:00 p.m. at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846.
   If the form of the Proxy accompanying this Proxy Statement is properly executed and returned, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in such Proxy. If no choice is specified, the shares represented by the Proxy will be voted for the election of directors listed as nominees.
   To vote by telephone, shareholders of record (shareholders who have been issued a certificate representing their shares) may call toll free on a touch-tone telephone 1-877-PRX-VOTE (1-877-779-8683); enter the control number located on your proxy card and follow the recorded instructions. To vote by internet, go to the site http://www.eproxyvote.com/ibcp; enter the control number located on your proxy card and follow the instructions provided.
   If your shares are held through a bank or a broker (referred to as "street name"), you may also be eligible to vote your shares electronically. Simply follow the instructions on your voting form, using either the toll-free telephone number or the internet address that is listed.
   A Proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of the Company, executing a subsequent Proxy or attending the meeting and voting in person. Attendance at the meeting does not, however, automatically serve to revoke a Proxy.

                       VOTING SECURITIES AND RECORD DATE

   As of February 16, 2001, the record date for the Annual Meeting, the Company had issued and outstanding 11,548,822 shares of common stock, par value $1.00 per share ("Common Stock"). Shareholders are entitled to one vote for each share of Common Stock registered in their names at the close of business on the record date. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Company.
   As of February 16, 2001, no person was known by Management to be the beneficial owner of more than 5% of the Common Stock, except as follows:


                                                                     Amount and
                                                                      Nature of            Approximate
                                   Name and Address of                Beneficial             Percent
        Title of Class               Beneficial Owner                Ownership               of Class
-------------------------------------------------------------------------------------------------------
        Common Stock,          Independent Bank Corporation            730,034(1)              6.15%
        $1 par value           Employee Stock Ownership Trust
                                   230 West Main Street
                                   Ionia, Michigan 48846

        Common Stock,         Dimensional Fund Advisors, Inc.          588,996                 5.08%
        $1 par value                 1299 Ocean Avenue
                               Santa Monica, California 90401

(1) Includes 188,850 shares of Common Stock held by the employee stock ownership plan that was maintained by the former Mutual Savings Bank, f.s.b. Upon receipt of a favorable determination by the Internal Revenue Service, that plan will merge into the ESOP.

   The Employee Stock Ownership Trust ("ESOT") holds shares of Common Stock pursuant to the terms of the Company's Employee Stock Ownership Plan ("ESOP"). Firstar Trust Company administers the ESOP and serves as directed trustee. The Company's ESOP Administrative Committee has investment power with respect to the shares of Common Stock held by the ESOT and has voting power to the extent that the ESOP participants do not direct the voting of the shares of Common Stock allocated to their accounts.
   The Administrative Committee is comprised of William R. Kohls, James J. Twarozynski and Laurinda M. Neve, each of whom are officers of the Company. Except for the shares of Common Stock allocated to their account as participants in the ESOP, each member of the Administrative Committee disclaims beneficial ownership of the shares held by the ESOP.
   Dimensional Fund Advisors, Inc. ("Dimensional") is registered under Section 203 of the Investment Advisors Act of 1940. Dimensional furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts ("the Funds"). Dimensional possesses sole voting and dispositive power over the shares of Common Stock, but the shares of Common Stock are owned by the Funds. Dimensional disclaims beneficial ownership of those shares.

                              ELECTION OF DIRECTORS

   The Bylaws of the Company permit the Board of Directors to establish the size of the Board from three to fifteen members. The current Board has fixed the size of the Board at nine members. All directorships possible under the Company's Bylaws are not being filled because the Board believes that under the present circumstances, a Board of nine persons is adequate to manage the affairs of the Company.
   The Company's Articles of Incorporation provide that the Board be divided into three classes of nearly equal size, with the classes to hold office for staggered terms of three years each. Jeffrey A. Bratsburg, Charles A. Palmer and Charles C. Van Loan are nominees to serve three-year terms ending in 2004. Each nominee is an incumbent director.
   The Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee is unable to serve, which is not now contemplated, the Board may designate a substitute nominee. The proxy holders, to the extent they have been granted authority to vote in the election of directors, may or may not vote for a substitute nominee.
   In addition to the nominees for director, each director whose term will continue after the meeting is named on the following page. Each nominee and director owned beneficially, directly or indirectly, the number of shares of Common Stock set forth opposite their respective names. The stock ownership information and the information relating to each nominee's and director's age, principal occupation or employment for the past five years has been furnished to the Company as of February 16, 2001, by the respective nominees and directors.
   A plurality of the votes cast at the Annual Meeting of Shareholders is required to elect the nominees as directors. Accordingly, at this year's meeting, the three individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote or otherwise, will not be treated as votes cast at the meeting. The Board of Directors recommends a vote FOR the election of the persons nominated by the Board.


                                                                                 Amount and
                                                                                  Nature of
                                                                                  Beneficial           Percent of
                                                                                 Ownership(1)          Outstanding
------------------------------------------------------------------------------------------------------------------
NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2004
Jeffrey A. Bratsburg (age 57)                                                      97,186(2)              .82%
  Mr. Bratsburg served as President and Chief Executive
  Officer of Independent Bank West Michigan from 1985 until
  his retirement in 1999. He became a Director in 2000.

Charles A. Palmer (age 56)                                                         47,311                 .40
  Mr. Palmer is an attorney and a professor of law at Thomas M. Cooley
  Law School. He became a Director in 1991.

Charles C. Van Loan (age 53)                                                      137,589(3)             1.16
  Mr. Van Loan is the President and Chief Executive Officer of
  Independent Bank Corporation. He became a Director in 1992.

DIRECTORS WHOSE TERMS EXPIRE IN 2002
Keith E. Bazaire (age 62)                                                          31,008                 .26
  Mr. Bazaire was the President of Carter's Food Center, Inc.
  (retail grocer) until his retirement in 2000. He became a Director in 1996.

Terry L. Haske (age 52)                                                            22,707(4)              .19
  Mr. Haske is the President of Ricker & Haske, CPAs, P.C.
  He became a Director in 1996.

Thomas F. Kohn (age 68)                                                            24,557                 .21
  Mr. Kohn is the Chief Executive Officer of Belco Industries, Inc.
  (manufacturer). He became a Director in 1995.

DIRECTORS WHOSE TERMS EXPIRE IN 2003
Robert L. Hetzler (age 56)
  Mr. Hetzler is the President of Monitor Sugar Company                             8,106                 .07
  (food processor). He became a Director in 2000.

Robert J. Leppink (age 68)                                                         54,305                 .46
  Mr. Leppink is the President of Leppink's, Inc.
  (retail grocer). He became a Director in 1980.

Arch V. Wright, Jr. (age 68)                                                       59,669                 .50
  Mr. Wright is the President of Charlevoix Development Company
  (real estate development). He became a Director in 1974.

(1) Except as described in the following notes, each nominee owns the shares directly and has sole voting and investment power or shares voting and investment power with his spouse under joint ownership. Includes shares of Common Stock that are issuable under options exercisable within 60 days.
(2) Includes 15,391 shares allocated to Mr. Bratsburg's account under the ESOT. Also includes 19,601 shares held by Mr. Bratsburg's wife.
(3) Includes 20,169 shares allocated to Mr. Van Loan's account under the ESOT. Also includes 7,167 shares held by Mr. Van Loan's dependent children.
(4) Includes 2,630 shares owned jointly with Mr. Haske's father with respect to which Mr. Haske shares voting and investment power.

   There are no family relationships between or among the directors, nominees or executive officers of the Company. The Board of Directors had seven meetings in 2000. During 2000, all directors attended at least 75% of the aggregate number of meetings of the Board and the Board committees on which they served. In addition to the audit and personnel committees, the Board has a corporate development committee.
   The personnel committee (consisting of directors Bazaire, Haske, Hetzler, and Leppink) met three times in 2000 to review and make recommendations to the Board relating to remuneration, including benefit plans, to be paid to the Company's directors and officers.
   The corporate development committee (consisting of directors Kohn, Bratsburg, Van Loan and Wright) met twice in 2000 to consider and approve candidates to serve as directors of the Company's subsidiary banks (the "Banks"). Although Management's nominees to serve as directors of the Company have been selected from individuals serving as directors of the Banks, the committee will consider qualified individuals who are recommended by shareholders. Written recommendations of individuals for Board nomination may be forwarded to the Company's secretary for consideration as nominees at the 2002 Annual Meeting of Shareholders. Such recommendations must be received no earlier than January 17, 2002, and no later than February 16, 2002.
   The audit committee consists of directors Haske, Bazaire, Hetzler, Kohn, Leppink, Palmer and Wright, each of whom qualifies as an independent director under the current listing standards of the NASD. The committee met three times in 2000 to select independent public accountants and discuss financial matters with such independent accountants; review internal audit and loan review reports as well as Management's responses thereto; and review and discuss other pertinent financial, accounting, audit, and policy matters with Management. The Board of Directors has adopted a written charter for the Company's audit committee, which is included as Exhibit A to this Proxy Statement. On March 2, 2001, the committee submitted to the Board the following report.

                          REPORT OF THE AUDIT COMMITTEE

   The Committee has met with Management and the independent auditors to review and discuss the Company's audited financial statements as of and for the year ended December 31, 2000.
   The Committee obtained from the independent auditors a formal written statement describing the relationships between the auditors and the Company that might bear on the auditors' independence, which is consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee has also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.
   The Committee has reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." The Committee also discussed, with and without management present, the results of the independent auditors' examination of the financial statements.
   Based on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

 TERRY L. HASKE       KEITH E. BAZAIRE      ROBERT L. HETZLER     THOMAS F. KOHN

   ROBERT J. LEPPINK    CHARLES A. PALMER     ARCH V. WRIGHT, JR.

                     COMPENSATION OF DIRECTORS

   Directors of the Company who are not employees of the Company or any of its subsidiaries ("Non-employee Directors") receive an annual retainer of $10,000. Each Non-employee Director also serves as a director of a subsidiary of the Company. Non-employee Directors of these subsidiaries receive an annual retainer of $1,000 and monthly meeting fees of $500. Non-employee Directors of the Company and its subsidiaries are not compensated for committee meetings.
   Pursuant to the Non-employee Director Stock Option Plan, a committee designated by the Board may grant options to purchase shares of Common Stock to each Non-employee Director. These options are not exercisable for 12 months and expire not more than ten years after the date of the grant. During 2000, each Non-employee Director received an option to purchase 4,102 shares of Common Stock at $12.38 per share, the fair market value of the Common Stock on the date of the grant.
   The Company maintains a Deferred Compensation and Stock Purchase Plan for Non-employee Directors (the "Plan"). The Plan provides that Non-employee Directors of the Company or its subsidiaries may defer payment of all or a part of their director fees ("Fees") or receive shares of Common Stock in lieu of cash payment of Fees. Each Non-employee Director may elect to participate in a Current Stock Purchase Account, a Deferred Cash Investment Account or a Deferred Stock Account.

   A Current Stock Purchase Account is credited with shares of Common Stock having a fair market value equal to the Fees otherwise payable. A Deferred Cash Investment Account is credited with an amount equal to the Fees deferred and on each quarterly credit date with an appreciation factor that may not exceed the prime rate of interest charged by Independent Bank. A Deferred Stock Account is credited with the amount of Fees deferred and converted into stock units based on the fair market value of the Common Stock at the time of the deferral. Amounts in the Deferred Stock Account are credited with cash dividends and other distributions on the Common Stock. Fees credited to a Deferred Cash Investment Account or a Deferred Stock Account are deferred for income tax purposes. The Plan does not provide for distributions of amounts deferred prior to a participant's termination as a Non-employee Director and the participant may generally elect either a lump sum or installment distribution.
   One of the Company's directors participates in a deferred compensation plan in lieu of current payment of Fees. The plan was adopted by the Company in 1985 and provides for retirement and death benefits to be paid to the participating director by the Company over a minimum of fifteen years. The Company is the owner and beneficiary of life insurance policies which are structured to fund the Company's obligations under the terms of the plan.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

   Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock (based on the last reported sales price of the respective year) with the cumulative total return of the Nasdaq Stock Market Index (United States stocks, only) and the Nasdaq Bank Stocks Index for the five-year period ended December 31, 2000. The following information is based on an investment of $100 on January 1, 1996, in the Common Stock, the Nasdaq Stock Market Index and the Nasdaq Bank Stocks Index, with dividends reinvested.


                                                                            December 31,
                                      January 1,     ---------------------------------------------------------
                                         1996         1996         1997         1998         1999         2000
--------------------------------------------------------------------------------------------------------------
Independent Bank Corporation           $100.00       $138.45     $265.15      $211.44      $163.82     $239.35
Nasdaq Stock Market                     100.00        123.04      150.69       212.51       394.92      237.62
Nasdaq Bank Stocks                      100.00        132.04      221.06       219.64       211.14      241.08

                        [TOTAL SHAREHOLDER RETURN GRAPH]

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

   The Company's ability to create shareholder wealth is predicated on its ability to attract and retain qualified executives and senior managers. The Board of Directors, therefore, believes that the Company's compensation policies and practices must: 1) provide incentives and rewards for superior performance;
2) align the interests of its executive officers and senior managers with the interests of its shareholders, and; 3) provide executive officers and senior managers with the opportunity to accumulate wealth that is commensurate with increases in the value of the Common Stock.

COMPENSATION STRATEGY

   Consistent with these objectives and based on a compensation review by nationally recognized compensation consultants, the Board of Directors adopted a "pay-for-performance" compensation strategy in 1991. The strategy seeks to maintain an optimum balance among three principal components of total compensation, as follows:

   BASE SALARY-Excluding consideration of other relevant factors, which may include individual performance, experience, expertise and tenure, the Board intends to maintain the base salaries of executive officers and senior managers at approximately 95% of the level established by the Company's peers.
   Annually, the Personnel Committee (the "Committee") recommends a base salary for the President and Chief Executive Officer for consideration by the entire Board of Directors. The Committee's recommendation is based upon compensation levels established by the Company's peers and the Committee's evaluation of the relevant factors that are described above. The base salaries of the Presidents of each of the Banks are determined in a similar manner by the Company's President and Chief Executive Officer and the Bank's respective board of directors. The base salaries of other executive officers are established by the Company's President and Chief Executive Officer.

   ANNUAL CASH INCENTIVE-To provide performance incentives and to compensate for the below-peer base salary, the strategy provides for annual cash awards that are payable if the Company and the Banks meet or exceed annual performance objectives established by the Board of Directors. Assuming "target performance" is achieved under the Management Incentive Compensation Plan described below, the Board intends that aggregate annual cash compensation (the total of base salary and annual cash incentive) will equal approximately 105% of peer level.

   LONG-TERM INCENTIVES-To align the interests of its executive officers and senior managers with the Company's shareholders, the Board's compensation strategy provides for equity-based compensation plans, including the Employee Stock Ownership Plan and the Employee Stock Option Plan described below. Both of these compensation plans have been adopted by the Board of Directors, and the Employee Stock Option Plan has been approved by the Company's shareholders. Such plans are, however, administered by the Committee.

COMPENSATION PLANS

   Pursuant to the MANAGEMENT INCENTIVE COMPENSATION PLAN, the Board of Directors establishes annual performance levels as follows: 1) threshold represents the performance level which must be achieved before any incentive awards are granted; 2) target performance is defined as the desired level of performance in view of all relevant factors, as discussed below, and; 3) maximum represents that which reflects outstanding performance.
   The principal factors considered by the Board in the determination of these performance levels include peer performance and investment community expectations for return on equity and earnings per common share for the Company, as well as similar expectations for its competitors in the financial services industry. Corresponding performance levels are established for each of the Banks.
   In addition to the objective earnings goals for the Company and the Banks, cash payments pursuant to this plan may also be subject to certain pre-determined individual goals. Such individual goals may be objective or subjective in nature. The individual performance component is, however, limited to 20% of the total incentive formula for the Company's executive officers and the Bank Presidents.
   For the Chief Executive Officer, cash payments made pursuant to this plan may range from 20% to 50% of base salary. For other executive officers and the Bank Presidents, such cash payments may range from 15% to 35% of their base salary. For the year ended December 31, 2000, the Company's executive officers and the Bank Presidents received cash awards pursuant to the Management Incentive Compensation Plan that ranged from 17.5% to 50% of their respective base salaries.

    The EMPLOYEE STOCK OPTION PLAN is intended to provide the Company's executive officers and senior managers with additional long-term incentives to manage the affairs of the Company in the best interests of its shareholders. On April 18, 2000, the Board of Directors granted options to purchase 105,525 shares of Common Stock to 35 executive officers and senior managers of the Company and the Banks. Each of the options provides the recipient the right to purchase 3,015 shares of Common Stock at $12.38 per share, the market price of the Common Stock as of the date of the grant. Such options may not be exercised prior to the expiration of one year from the date of the grant, are restricted as to transferability and expire 10 years after the date of the grant.
    On January 21, 2001, the Board of Directors granted options to purchase 41,193 shares of Common Stock to the Company's executive officers and the Bank Presidents. Options covering 31,257 shares were designated as incentive stock options, as defined by the Internal Revenue Code. Each option provides the recipient the right to purchase the underlying shares of Common Stock at $19.625 per share, the market price of the Common Stock as of the date of the grant. Such options may not be exercised prior to the expiration of one year from the date of the grant, are restricted as to transferability and expire 10 years after the date of the grant.

    The EMPLOYEE STOCK OWNERSHIP PLAN provides substantially all full-time employees with an equity interest in the Company. Contributions to the ESOP are determined annually and are subject to the approval of the Board of Directors. Contributions for the year ended December 31, 2000, were equal to 6% of the eligible wages for each of the approximately 740 participants in the ESOP.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Charles C. Van Loan has served as the Company's Chief Executive Officer since December 16, 1992. Prior to that time, Mr. Van Loan served as the President and Chief Operating Officer of the Company and as the President and Chief Executive Officer of Independent Bank.
    Consistent with the Company's existing policies and practices, the Committee reviewed compensation data from the Company's peers and evaluated Mr. Van Loan's contributions to the Company's success as well as his experience and expertise. On the basis of its evaluation, the Committee recommended for consideration by the full Board of Directors a base salary of $252,000. As a result of the Company's record earnings, relative to the goals established pursuant to the Management Incentive Compensation Plan, Mr. Van Loan's cash incentive for 2000 totaled $126,000.

            KEITH E. BAZAIRE               ROBERT J. LEPPINK

                            TERRY L. HASKE                   ROBERT L. HETZLER

                       SECURITIES OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of the Common Stock by the Company's Chief Executive Officer and the four highest paid executive officers of the Company or the Banks ("Named Executives") and by all directors and executive officers as a group as of February 16, 2001.


                                                                       Amount and
                                                                         Nature of
                                                                        Beneficial                   Percent of
Name                                                                   Ownership(1)                 Outstanding
------------------------------------------------------------------------------------------------------------------
Charles C. Van Loan                                                      137,589(2)                     1.16%
Michael M. Magee                                                          35,256                         .30
Edward B. Swanson                                                         60,789                         .51
Ronald L. Long                                                            28,329                         .24
Robert N. Shuster                                                         46,475                         .39

All executive officers and directors                                   1,421,525(3)                    12.01
as a group (consisting of 18 persons)

(1) In addition to shares held directly or under joint ownership with their spouses, beneficial ownership includes shares that are issuable under options exercisable within 60 days, shares that are restricted and subject to forfeiture pursuant to the Incentive Share Grant Plan and shares that are allocated to their accounts as participants in the ESOP.
(2) Includes shares held by Mr. Van Loan's dependent children.
(3) Includes shares held by the ESOT. Beneficial ownership is disclaimed as to 702,570 shares, including 632,536 shares which are held by the ESOT.

                           SUMMARY COMPENSATION TABLE

    The following table sets forth compensation received by the Named Executives for each of the three years ended December 31, 2000.



                                                                                      Long-Term
                                                                                  Compensation Awards
                                                            Annual              --------------------------      All
                                                          Compensation          Restricted    Securities       Other
                                                    -----------------------       Stock      Underlying       Compen-
Name & Principal Position                Year       Salary(1)      Bonus(2)     Awards(3)    Options (#)(4)   sation(5)
-----------------------------------------------------------------------------------------------------------------------
Charles C. Van Loan                      2000       $252,000      $126,000                      15,855        $14,400
 President and Chief                     1999        240,000       120,000                      21,424         16,295
 Executive Officer                       1998        223,450                    $223,450         3,015         16,307

Michael M. Magee                         2000       $175,000      $ 61,250                       9,257        $14,400
 President and CEO                       1999        157,500        55,125                      11,470         13,970
 Independent Bank                        1998        150,000                    $105,000         3,015         13,449

Edward B. Swanson                        2000       $157,500      $ 55,125                       8,632        $14,226
 President and CEO                       1999        150,000        51,129                      10,857         14,029
 Independent Bank South Michigan         1998        141,000                    $ 98,700         3,015         12,305

Ronald L. Long                           2000       $157,500      $ 55,125                       8,632        $14,211
 President and CEO                       1999        146,000        43,860                       9,742         12,996
 Independent Bank East Michigan          1998        137,000                    $ 68,500         3,015         11,859

Robert N. Shuster                        2000       $150,000      $ 26,250                       5,690        $13,535
 President and CEO                       1999        188,950
 Independent Bank MSB

(1) Includes elective deferrals by employees pursuant to Section 401(k) of the Internal Revenue Code.
(2) Represents amounts earned under the Company's Management Incentive Compensation Plan.
(3) Amounts represent the aggregate value of restricted shares of Common Stock (based on the closing price of the stock on the date of grant) issued to the Named Executives for the designated year under the Company's Incentive Share Grant Plan. The Plan provided that the Personnel Committee may, at its sole discretion, grant shares of restricted stock in lieu of cash incentives payable under the Company's Management Incentive Compensation Plan. The aggregate fair market value of the shares granted to each participant was equal to twice the value of the amount otherwise payable in cash. The shares are subject to restrictions on transfer and risks of forfeiture which lapse over a period of five years at an annual rate of 20% of the granted shares, subject to earlier termination of those restrictions and risks upon death, disability or a change in control of the Company. The Named Executives have no right to such restricted shares, except voting rights and the right to all dividends or other distributions paid to holders of the Common Stock. As of December 31, 2000, the Named Executives held shares of restricted stock in the following aggregate amounts and values (based on the closing price of the Common Stock on December 31, 2000, which equaled $19.75): Mr. Van Loan - 6,674 shares ($131,812); Mr. Magee - 3,138 shares ($61,976); Mr. Swanson -
    2,953 shares ($58,322); and Mr. Long - 2,023 shares ($39,954).
(4) Includes options granted in 2001 relating to 2000 performance.
(5) Amounts represent Company contributions to the Employee Deferred Compensation Plan [401(k)] and Employee Stock Ownership Plan. Subject to certain age and service requirements, all employees of the Company and its subsidiaries are eligible to participate in these plans.

                        OPTION GRANTS IN 2000

    The following table provides information on options granted to the Named Executives during the year ended December 31, 2000.


                                                  Individual Grants
                              Number of            Percent of Total    Exercise or                       Grant Date
                         Securities Underlying   Options Granted to     Base Price       Expiration       Present
                           Options Granted(1)    Employees in 2000     (per share)(2)       Date          Value(3)
---------------------------------------------------------------------------------------------------------------------
Charles C. Van Loan             3,015                  2.05%           $  12.38         April 18, 2010      $ 17,034
                               12,840                  8.75              19.625       January 21, 2011       111,451

Michael M. Magee                3,015                  2.05%           $  12.38         April 18, 2010      $ 17,034
                                6,242                  4.25              19.625       January 21, 2011        54,181

Edward B. Swanson               3,015                  2.05%           $  12.38         April 18, 2010      $ 17,034
                                5,617                  3.83              19.625       January 21, 2011        48,756

Ronald L. Long                  3,015                  2.05%           $  12.38         April 18, 2010      $ 17,034
                                5,617                  3.83              19.625       January 21, 2011        48,756

Robert N. Shuster               3,015                  2.05%           $  12.38         April 18, 2010      $ 17,034
                                2,675                  1.82              19.625       January 21, 2011        23,219

(1) Indicates number of shares which may be purchased pursuant to options granted under the Company's Employee Stock Option Plan. Options may not be exercised in full or in part prior to the expiration of one year from the date of grant. Options with an expiration date of January 21, 2011 were granted in 2001. Such options relate to 2000 performance.
(2) The exercise price equals the prevailing market price of the Common Stock on the date of grant. The exercise price may be paid in cash, by the delivery of previously owned shares, through the withholding of shares otherwise issuable upon exercise or a combination thereof.
(3) The values reflect application of the Black-Scholes option pricing model. The assumptions employed on options with an expiration date of April 18, 2010, were expected volatility of 11.3%, risk-free rate of return of 6.00%, dividend yield of 4.62% and time to exercise of ten years. The assumptions employed on options with an expiration date of January 21, 2011, were expected volatility of 17.34%, risk-free rate of return of 5.17%, dividend yield of 3.06% and time to exercise of ten years.

                    AGGREGATED STOCK OPTION EXERCISES IN 2000
                           AND YEAR END OPTION VALUES

    The following table provides information on the number and value of options exercised in the past year, as well as the number and value of unexercised options held by the Named Executives at December 31, 2000. Options covering 115,991 shares of Common Stock were exercised in 2000.


                                                             Number of Securities Underlying     Value of Unexercised
                                   Shares                        Unexercised Options            In-the-Money Options(2)
                                  Acquired      Value        -------------------------------  --------------------------
Name                             on Exercise   Realized(1)    Exercisable   Unexercisable     Exercisable  Unexercisable
------------------------------------------------------------------------------------------------------------------------
Charles C. Van Loan                3,015        $ 8,010          12,057         21,425         $ 60,181      $145,829
Michael M. Magee                   3,015          8,010          12,057         11,471           60,181        78,995
Edward B. Swanson                  3,015          6,575          12,057         10,858           60,181        74,878
Ronald L. Long                                                   12,057          9,743           60,181        67,391
Robert N. Shuster                  8,887         80,876          24,969          3,015          309,573        22,214

(1) The value realized upon the exercise of options is equal to the difference between the market value of the shares of Common Stock acquired at the time of exercise and the aggregate exercise price paid by the Named Executive to the Company.
(2) The value of unexercised options is based on the difference between the closing price of the Common Stock on December 31, 2000 ($19.75) and the exercise prices of the options.

                        MANAGEMENT CONTINUITY AGREEMENTS

    The Company has entered into individual Management Continuity Agreements with its executive officers and certain senior managers, including the Named Executives. These agreements provide severance benefits if the individual's employment is terminated within 36 months after a change in control of the Company or within six months before a change in control if the Company terminates the individual's employment in contemplation of a change in control and to avoid the agreement. For the purposes of these agreements, a "change in control" is any occurrence reportable as such in a proxy statement under applicable rules of the Securities and Exchange Commission, and would include, without limitation, the acquisition of beneficial ownership of 20% of the Company's voting securities by any person, certain extraordinary changes in the composition of the board of directors, or the merger or consolidation of the Company in which it is not the surviving entity, or its sale or liquidation.
    Severance benefits are not payable if the Company terminates the employment for cause, if employment terminates due to the individual's death or disability, or if the individual resigns without "good reason." An individual may resign with "good reason" after a change in control and retain benefits if the Company reduces the individual's salary or bonus, assigns duties inconsistent with the individual's prior position, or makes other material, adverse changes in the terms or conditions of the individual's employment. The agreements are for self-renewing terms of one to three years unless the Company takes action to terminate further extensions. The agreements are automatically extended for a one- to three-year term from the date of a change in control. These agreements provide a severance benefit of a lump-sum payment equal to one- to three-years' salary and bonus and a continuation of benefits coverage for one to three years.

                        TRANSACTIONS INVOLVING MANAGEMENT

    Directors and officers of the Company and their associates were customers of, and had transactions with, subsidiaries of the Company in the ordinary course of business during 2000. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve an unusual risk of collectibility or present other unfavorable features. Such loans totaled $17,591,000 at December 31, 2000, equal to 13.7% of shareholders' equity.
    One director has financial interests in partnerships, that sold land contracts to one of the Banks during 2000. Mr. Wright has interests in partnerships that sold five contracts with an aggregate principal face value of approximately $330,000. The contracts mature not later than June of 2005 and have an average rate of approximately 8.5%. The contracts were sold without recourse at face value.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's directors and executive officers, as well as any person holding more than 10% of its Common Stock, are required to report initial statements of ownership of the Company's securities and changes in such ownership to the Securities and Exchange Commission. Based upon written representations by each Director and Executive Officer, all of the required reports were timely filed by such persons during 2000.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if desired and will be available to respond to appropriate questions. The Board of Directors has not yet selected independent accountants for 2001. It is expected that KPMG LLP will be selected to serve as the independent accountants for 2001.
    The following table sets forth the aggregate fees billed to Independent Bank Corporation for the fiscal year ended December 31, 2000, by the Company's principal accounting firm, KPMG LLP:


Audit fees                                                                   $170,000
Financial information systems design and implementation fees                        0
All other fees(1)                                                             149,000
                                                                             --------
                                                                             $319,000
                                                                             ========

(1) Includes fees for tax consulting, benefit plan audits and other non-audit services. The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

                              SHAREHOLDER PROPOSALS

    Article VIII of the Company's Articles of Incorporation contains certain procedural requirements applicable for shareholder nominations of persons to be elected as directors of the Company. A copy of the Company's Articles of Incorporation has been filed with the Securities and Exchange Commission and can be obtained from its Public Reference Section or the Company. Any other shareholder proposal to be considered by the Company for inclusion in the 2002 Annual Meeting of Shareholders proxy material must be received by the Company not later than November 16, 2001.

                                     GENERAL

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegraph or in person. The Company has retained the services of Corporate Investor Communications, Inc. to deliver proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners, as well as solicit proxies from these institutions. The cost of such services is expected to total approximately $4,500, plus reasonable out of pocket expenses.
    As of the date of this proxy statement, Management knows of no other matters to be brought before the meeting. However, if further business is presented by others, the proxy holders will act in accordance with their best judgment.


                                            By order of the Board of Directors,

                                            /s/ William R. Kohls
                                            ------------------------------------
                                            William R. Kohls
                                            Secretary

Dated: March 16, 2001

                                    EXHIBIT A
                          INDEPENDENT BANK CORPORATION
                       BOARD OF DIRECTORS' AUDIT COMMITTEE
                                     CHARTER

OBJECTIVE

   The objective of the Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities. The Committee is responsible for determining that the Company has adequate administrative, operating, and internal accounting controls, and for evaluating the Company's compliance with laws, regulations, and policies and procedures. Additionally, the Audit Committee is responsible for providing reasonable assurance regarding the integrity of financial and other data used by the Board of Directors, applicable state and federal regulatory agencies, and the public.

RESPONSIBILITIES

   The responsibility of the Committee is to provide reasonable assurance that the Company is maintaining effective systems of internal controls, which reduce the risk of loss due to employee errors, internal or external fraud, and conflicts of interest. This responsibility will be met through the review of written audit reports and the related written responses, and through discussions with internal auditors, independent accountants, and Management. The Committee will also seek reasonable assurance that financial disclosures made by Management accurately reflect the Company's financial condition and results of operations.

   In carrying out these responsibilities, the Committee will:
   - Select and evaluate the independent accountants who will audit the financial statements of the Company.
   - Ensure the independence of the independent accountant by requiring the independent accountant to submit a formal written independence letter, at least annually, and by monitoring the relationships and services that may impact objectivity and independence, including a review of management consulting services and the related fees.
   - Review and concur with the appointment, replacement, reassignment, or dismissal of the Vice President, Corporate Auditor.
   - Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.
   - Provide an open avenue of communication between the internal auditors, the independent auditors, and the Board of Directors.
   - Review with the internal auditors and the independent accountants, a summary of findings from completed audits, along with recommendations for improvements, and Management's responses to those findings and recommendations. Review with the internal auditors and independent accountants, the effectiveness and adequacy of the accounting and financial controls of the Company; elicit any recommendations for improving internal control procedures.
   - Review and discuss the results of investigations involving conflicts of interest or unethical conduct by the Company's officers or employees. Review the results of employee investigations involving fraud or embezzlement.
   - Meet with the internal auditors and the independent accountants in separate executive sessions to discuss any matters as deemed appropriate by the Committee.

COMMITTEE MEMBERSHIP

   The membership of the Committee shall consist of at least three financially literate and independent members of the Board of Directors, designated by the Chairman of the Board. At least one member of the Committee will have employment experience in finance or accounting, a professional certification in accounting, or other comparable experience that results in the member's financial sophistication.

COMMITTEE MEETINGS

   The Committee shall meet a minimum of three times annually. Written minutes shall be prepared for each meeting, and a copy forwarded to the Board of Directors.

CHARTER REVIEW

   The Board of Directors shall review, update, and approve this charter, at least annually.

                                    APPENDIX

   Independent Bank Corporation is a bank holding company with total assets of $1.8 billion. Its five subsidiary banks (the "Banks") principally serve suburban and rural communities located across Michigan's Lower Peninsula.
   The Banks emphasize service and convenience as the principal means of competing in the delivery of financial services. Accordingly, the Company's community banking philosophy vests discretion and authority in the Banks' management while providing financial incentives to align the interests of such managers with those of its shareholders.
   To support the Banks' service and sales efforts, while providing the internal controls that are consistent with its decentralized structure, the Company has consolidated the Banks' operations and provides administrative and operation services to the Banks.

CONTENTS
Management's Discussion and Analysis .....................................  A-2
Selected Consolidated Financial Data ..................................... A-12
Independent Auditor's Report ............................................. A-13
Consolidated Financial Statements ........................................ A-14
Notes to Consolidated Financial Statements ............................... A-18
Quarterly Data ........................................................... A-34
Shareholder Information .................................................. A-35
Executive Officers and Directors ......................................... A-35

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   Management's discussion and analysis of financial condition and results of operations contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in such forward-looking statements.

   The following section presents additional information to assess the financial condition and results of operations of the Company and its subsidiary banks (the "Banks"). This section should be read in conjunction with the consolidated financial statements and the supplemental financial data contained elsewhere in this appendix.

                              RESULTS OF OPERATIONS

   SUMMARY. Net income totaled $20.0 million in 2000, compared to $8.7 million and $11.9 million in 1999 and 1998, respectively. The Company's results of operation for 1999 reflect certain charges, which relate to the acquisition of Mutual Savings Bank ("MSB"). (See "Acquisitions.") Such charges include a net loss on the sale of securities as well as settlement costs relating to a shareholder suit against MSB. In the absence of such charges, the Company's earnings in 1999 would have totaled $14.4 million.
   Excluding consideration of acquisition-related charges, increases in the Company's net income during 2000 and 1999 principally reflect increases in net interest income. An increase in non-interest income and a decline in non-interest expense also contributed to the increase in net income during 2000. (See "Non-interest income" and "Non-interest expense.")


KEY PERFORMANCE RATIOS                                                   Year ended December 31,
                                                                    2000           1999          1998
------------------------------------------------------------------------------------------------------
Net income to
  Average equity .........................................          16.59%         7.26%        10.72%
  Average assets .........................................           1.15           .52           .72
Net income per share
  Basic ..................................................        $  1.71        $  .73       $  1.01
  Diluted ................................................           1.69           .72          1.00

   NET INTEREST INCOME. Tax equivalent net interest income totaled $74.3 million during 2000, compared to $69.2 million and $62.8 million during 1999 and 1998, respectively. The 7% increase during 2000 principally reflects an increase in average earning assets. An increase in tax equivalent net interest income as a percent of average earning assets ("Net Yield") also contributed to the increase in net interest income. The 10% increase in tax equivalent net interest income during 1999 principally reflects an increase in Net Yield.
   Average earning assets totaled $1.63 billion in 2000 compared to $1.55 billion and $1.54 billion in 1999 and 1998, respectively. The 5% increase during 2000 principally reflects increases in loans, excluding loans held for sale ("Portfolio Loans.") The moderate increase in average earning assets during 1999 principally reflects efforts to restructure the balance sheet and manage capital resources at MSB.


                                                 2000                            1999                          1998
AVERAGE                             ----------------------------------------------------------------------------------------
BALANCES AND TAX                     Average                       Average                        Average
EQUIVALENT RATES                     Balance    Interest   Rate    Balance     Interest   Rate    Balance    Interest  Rate
----------------------------------------------------------------------------------------------------------------------------
                                                                      (dollars in thousands)
ASSETS
 Loans--all domestic(1,2) ........  $1,341,926  $120,110   8.95%  $1,222,564   $106,233   8.69%  $1,124,847  $101,852   9.05%
 Taxable securities ..............     144,231     9,960   6.91      215,550     12,808   5.94      334,927    19,282   5.76
 Tax-exempt securities(2) ........     127,130    10,468   8.23       90,185      7,334   8.13       55,056     4,665   8.47
 Other investments ...............      19,612     1,620   8.26       19,627      1,577   8.03       24,557     1,660   6.76
                                    ----------  --------          ----------   --------          ----------  --------
   Interest earning assets .......   1,632,899   142,158   8.71    1,547,926    127,952   8.27    1,539,387   127,459   8.28
                                                --------                       --------                      --------
 Cash and due from banks .........      37,288                        44,910                         37,289
 Other assets, net ...............      72,225                        73,660                         72,298
                                    ----------                    ----------                     ----------
    Total assets .................  $1,742,412                    $1,666,496                     $1,648,974
                                    ==========                    ==========                     ==========

LIABILITIES
 Savings and NOW .................  $  574,556    14,800   2.58   $  576,194     13,704   2.38   $  525,638    13,912   2.65
 Time deposits ...................     655,591    36,973   5.64      578,294     30,402   5.26      535,861    29,291   5.47
 Long-term debt ..................       2,247       162   7.21        4,245        268   6.31        6,749       457   6.77
 Other borrowings ................     243,118    15,930   6.55      243,519     14,356   5.90      329,525    21,007   6.37
                                    ----------  --------          ----------   --------          ----------  --------
   Interest bearing
    liabilities ..................   1,475,512    67,865   4.60    1,402,252     58,730   4.19    1,397,773    64,667   4.63
                                                --------                       --------                      --------
 Demand deposits .................     126,596                       125,936                        107,403
 Other liabilities ...............      19,704                        18,937                         32,316
 Shareholders' equity ............     120,600                       119,371                        111,482
                                    ----------                    ----------                     ----------
    Total liabilities and
      shareholders' equity .......  $1,742,412                    $1,666,496                     $1,648,974
                                    ==========                    ==========                     ==========

    Net interest income ..........              $ 74,293                       $ 69,222                      $ 62,792
                                                ========                       ========                      ========

    Net interest income
      as a percent of
      earning assets .............                         4.55%                          4.47%                         4.08%
                                                           ====                           ====                          ====

(1) Interest on loans includes fees totaling $6.6 million, $6.3 million and $6.2 million in 2000, 1999 and 1998, respectively.
(2) Interest on tax-exempt securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 35%. For purposes of analysis, tax-exempt loans are included in tax-exempt securities.


CHANGE IN TAX EQUIVALENT                                     2000 compared to 1999                 1999 compared to 1998
NET INTEREST INCOME                                    Volume        Rate         Net         Volume        Rate         Net
-------------------------------------------------------------------------------------------------------------------------------
                                                                                  (in thousands)
Increase (decrease) in interest income(1)
 Loans--all domestic(2) ..........................    $ 10,610     $  3,267    $ 13,877     $  8,604     $ (4,223)    $  4,381
 Taxable securities ..............................      (4,699)       1,851      (2,848)      (7,075)         601       (6,474)
 Tax-exempt securities(2) ........................       3,041           93       3,134        2,864         (195)       2,669
 Other investments ...............................          (1)          44          43         (366)         283          (83)
                                                      --------     --------    --------     --------     --------     --------
   Total interest income .........................       8,951        5,255      14,206        4,027       (3,534)         493
                                                      --------     --------    --------     --------     --------     --------
Increase (decrease) in interest expense(1)
 Savings and NOW .................................         (39)       1,135       1,096        1,272       (1,480)        (208)
 Time deposits ...................................       4,255        2,316       6,571        2,261       (1,150)       1,111
 Long-term debt ..................................        (140)          34        (106)        (160)         (29)        (189)
 Other borrowings ................................         (24)       1,598       1,574       (5,163)      (1,488)      (6,651)
                                                      --------     --------    --------     --------     --------     --------
   Total interest expense ........................       4,052        5,083       9,135       (1,790)      (4,147)      (5,937)
                                                      --------     --------    --------     --------     --------     --------
    Net interest income ..........................    $  4,899     $    172    $  5,071     $  5,817     $    613     $  6,430
                                                      --------     --------    --------     --------     --------     --------

(1) The change in interest due to changes in both balance and rate has been allocated to change due to balance and change due to rate in proportion to the relationship of the absolute dollar amounts of change in each.
(2) Interest on tax-exempt securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 35%. For purposes of analysis, tax-exempt loans are included in tax-exempt securities.


COMPOSITION OF AVERAGE EARNING ASSETS                                Year Ended December 31,
AND INTEREST PAYING LIABILITIES                                   2000         1999        1998
------------------------------------------------------------------------------------------------------
As a percent of average earning assets
  Loans--all domestic ....................................        82.2%        79.0%       73.1%
  Other earning assets ...................................        17.8         21.0        26.9
                                                                 -----        -----       -----
     Average earning assets ..............................       100.0%       100.0%      100.0%
                                                                 =====        =====       =====

  Savings and NOW ........................................        35.2%        37.2%       34.1%
  Time deposits ..........................................        29.3         33.0        32.6
  Brokered CDs ...........................................        10.9          4.4         2.3
  Other borrowings and long-term debt ....................        15.0         16.0        21.8
                                                                 -----        -----       -----
     Average interest bearing liabilities ................        90.4%        90.6%       90.8%
                                                                 =====        =====       =====

Earning asset ratio ......................................        93.7%        92.9%       93.4%
Free-funds ratio .........................................         9.6          9.4         9.2

   Net Yield was 4.55% during 2000, compared to 4.47% and 4.08% during 1999 and 1998, respectively. The increase in Net Yield may be attributed to the scheduled maturity of certain low-yield assets and high-cost liabilities at MSB. Increases in Portfolio Loans as a percent of average earning assets also contributed to the increase in Net Yield. The implementation of new loan and deposit pricing strategies at MSB as well as Management's efforts to restructure MSB's balance sheet have also contributed to the increase in Net Yield.
   PROVISION FOR LOAN LOSSES. The provision for loan losses was $3.3 million during 2000 compared to $2.7 million and $3.6 million during 1999 and 1998, respectively. The provision during 2000 reflects Management's assessment of the allowance for loan losses, including losses which relate to a default by a land development company on loans totaling $2.2 million. (See "Asset quality.")
   NON-INTEREST INCOME. Non-interest income totaled $19.0 million during 2000 compared to $17.3 million and $19.1 million during 1999 and 1998, respectively. Excluding net gains and losses on asset sales, non-interest income grew by 20% to $16.7 million during 2000 and by 19% to $14.0 million during 1999 from $11.8 million during 1998. Increases in service charges on deposit accounts and other non-interest income account for the majority of the increase in total non-interest income during 2000 and 1999. Loan servicing fees as well as ATM and debit card fees also contributed to the increase in non-interest income during 2000.


NON-INTEREST INCOME                                                          Year Ended December 31,
                                                                          2000         1999         1998
---------------------------------------------------------------------------------------------------------
                                                                                 (in thousands)
Service charges on deposit accounts ..............................      $ 6,857      $ 5,696      $ 4,554
Net gains (losses) on asset sales
  Real estate mortgage loans .....................................        2,209        4,247        7,052
  Securities .....................................................            9         (912)         267
Manufactured home loan origination fees and commissions ..........        2,144        2,009        1,304
Title insurance fees .............................................          912          844          872
Mutual fund and annuity commissions ..............................        1,199        1,370          941
Real estate mortgage loan servicing fees .........................        1,490        1,300        1,154
Other ............................................................        4,141        2,769        2,974
                                                                        -------      -------      -------
     Total non-interest income ...................................      $18,961      $17,323      $19,118
                                                                        =======      =======      =======

   Service charges on deposit accounts totaled $6.9 million during 2000, compared to $5.7 million and $4.6 million during 1999 and 1998, respectively. The increases in such service charges principally relate to the introduction of High Performance Checking into each of the markets served by the Banks. (See "Deposits and borrowings.")
   Net gains on the sale of real estate mortgage loans are generally a function of the volume of loans sold. The Banks realized net gains of $2.2 million on the sale of such loans during 2000, compared to $4.2 million and $7.1 million during 1999 and 1998, respectively. The volume of loans sold is dependent upon the Banks' ability to originate real estate mortgage loans which is particularly sensitive to the absolute level of interest rates. In 1998, approximately 60% of the $804.0 million of loans originated was the result of refinancing activity. Management estimates that refinancing activities accounted for approximately 58% and 38% of the real estate mortgage loans originated during 2000 and 1999, respectively.


NET GAINS ON THE SALE OF REAL ESTATE                                    Year ended December 31,
MORTGAGE LOANS                                                      2000          1999         1998
-----------------------------------------------------------------------------------------------------
                                                                          (dollars in thousands)
Real estate mortgage loans originated ............................ $345,400     $508,700     $804,000
Real estate mortgage loans sold ..................................  153,800      271,100      500,900
Real estate mortgage loan servicing rights sold ..................   36,000       20,800       56,200
Net gains on the sale of real estate mortgage loans ..............    2,209        4,247        7,052
Net gains as a percent of real estate mortgage loans sold ........     1.44%        1.57%        1.41%


   The volume of loans sold is further dependent upon the demand for fixed-rate obligations and other loans that the Banks cannot profitably fund within established interest-rate risk parameters. (See "Portfolio loans and asset quality.") Net gains on the sale of real estate mortgage loans are also dependent upon economic and competitive factors as well as Management's ability to effectively manage the Banks' exposure to changes in interest rates.
    The purchase or sale of securities is dependent upon Management's assessment of investment and funding opportunities as well as the Banks' asset/liability management needs. The Banks sold securities with an aggregate market value of $22.3 million during 2000 compared to $112.9 million and $11.3 million during 1999 and 1998, respectively. (See "Securities.")



REALIZED GAINS AND LOSSES ON THE SALE OF SECURITIES                 Year ended December 31,
                                                        Proceeds     Gains          Losses      Net
-----------------------------------------------------------------------------------------------------
                                                                      (in thousands)
2000 ..............................................     $ 22,319    $   94          $  85     $    9
1999(A) ...........................................      112,871        23            935       (912)
1998 ..............................................       11,271       267                       267

(A) Approximately $0.8 million of the net losses in 1999 relates to balance sheet restructuring efforts at MSB. (See "Securities.")

    NON-INTEREST EXPENSE. Non-interest expense totaled $58.9 million during 2000, compared to $69.5 million and $59.7 million during 1999 and 1998, respectively. Non-interest expense in 1999 includes certain merger-related charges as well as settlement costs relating to a shareholder suit against MSB, which totaled $7.2 million. Excluding consideration of such charges, non-interest expense would have totaled $62.3 million during 1999.


NON-INTEREST EXPENSE                                                      Year ended December 31,
                                                                  2000            1999             1998
---------------------------------------------------------------------------------------------------------
                                                                             (in thousands)
Salaries .............................................          $23,577          $23,788          $21,544
Performance-based compensation and benefits ..........            4,774            5,166            5,960
Other benefits .......................................            5,162            5,335            4,845
                                                                -------          -------          -------
  Salaries and benefits ..............................           33,513           34,289           32,349
Occupancy, net .......................................            4,653            4,607            4,194
Furniture and fixtures ...............................            4,382            4,230            3,659
Data processing ......................................            2,467            3,356            2,912
Advertising ..........................................            2,129            2,545            2,176
Communications .......................................            2,128            2,257            2,160
Amortization of intangible assets ....................            1,728            1,742            1,692
Supplies .............................................            1,530            1,661            1,431
Loan and collection ..................................            1,463            1,348            1,554
FDIC insurance .......................................              285            1,392            1,410
Merger-related .......................................                             5,203
Litigation settlement ................................                             2,025
Other ................................................            4,671            4,825            6,189
                                                                -------          -------          -------
     Total non-interest expense ......................          $58,949          $69,480          $59,726
                                                                =======          =======          =======

    The Company and each of the Banks maintain performance-based compensation plans. In addition to commissions and cash incentive awards, such plans include employee stock ownership and employee stock option plans. Management believes that these equity-based plans help align the interests of the Company's officers and employees with those of its shareholders.
   FDIC insurance assessments totaled $0.3 million during 2000, compared to $1.4 million in both 1999 and 1998. Costs relating to legal and professional fees and data processing costs also declined during 2000. The decrease in FDIC insurance assessments reflects the elimination of amounts paid by MSB in conjunction with the recapitalization of the Savings Association Insurance Fund in 1995. The decline in data processing costs principally reflects the efficiencies associated with the conversion of MSB's data processing systems.

    In addition to increases in salaries and benefits, increases in non-interest expense during 1999 reflect direct-mail and other marketing expenses related to deposit account promotions at two of the Banks. Costs associated with First Home Financial and the operation of two branch offices acquired in 1998 also contributed to the increase in non-interest expense during 1999. (See "Acquisitions.")

                               FINANCIAL CONDITION

    SUMMARY. Portfolio Loans totaled $1.380 billion at December 31, 2000, compared to $1.291 billion at December 31, 1999. Commercial loans grew by $46.9 million to $381.1 million and account for approximately half of the $89.0 million increase in Portfolio Loans. (See "Portfolio loans and asset quality.") The increase in Portfolio Loans has been principally funded with brokered certificates of deposit ("Brokered CDs") as well as cash proceeds from the sale or maturity of securities. (See "Deposits and borrowings.")
    Deposits totaled $1.390 billion at December 31, 2000. The increase from $1.311 billion a year earlier reflects Brokered CDs, which have been utilized to fund Portfolio Loans. Brokered CDs increased by $111.0 million to $212.0 million at December 31, 2000, from $101.0 million at December 31, 1999. A decline in other borrowings partially offsets the increase in Brokered CDs.
(See "Deposits and borrowings.")

    SECURITIES. The Banks maintain diversified securities portfolios, which include obligations of the U.S. Treasury and government-sponsored agencies as well as securities issued by states and political subdivisions, corporate securities and mortgage-backed securities. The Banks also invest in capital securities, which include preferred stocks and trust preferred securities. Management continually evaluates the Banks' asset/liability management needs and attempts to maintain a portfolio structure that provides sufficient liquidity and cash flow. (See "Non-interest income" and "Asset/liability management.")


SECURITIES                                              Amortized             Unrealized               Fair
                                                          Cost            Gains         Losses         Value
--------------------------------------------------------------------------------------------------------------
                                                                              (in thousands)
Securities available for sale
  December 31, 2000 ...............................      $214,526       $  3,486       $    565       $217,447
  December 31, 1999 ...............................       198,764          1,234          4,698        195,300

Securities held to maturity
  December 31, 2000 ...............................      $ 20,098       $    200       $    187       $ 20,111
  December 31, 1999 ...............................        71,115            237            866         70,486

    Securities held to maturity declined to $20.1 million at December 31, 2000, from $71.1 million at December 31, 1999. The $51.0 million decline principally reflects the proceeds from maturing 5- and 7-year balloon, mortgage-backed securities. Such securities were held by MSB. (See "Acquisitions.") Securities available for sale increased by $22.1 million during the year to $217.4 million at December 31, 2000. The increase in securities available for sale largely represents the purchase of capital securities.

    PORTFOLIO LOANS AND ASSET QUALITY. Management believes that the Company's decentralized loan origination structure provides important advantages in serving the credit needs of the Banks' principal lending markets. In addition to the communities served by the Banks' branch networks, principal lending markets include nearby communities and metropolitan areas. Subject to established underwriting criteria, the Banks also participate in commercial lending transactions with certain non-affiliated banks and may also purchase real estate mortgage loans from third-party originators.


LOAN PORTFOLIO COMPOSITION                                                      December 31,
                                                                           2000               1999
----------------------------------------------------------------------------------------------------
                                                                              (in thousands)
Real estate
  Residential first mortgages .....................................     $  597,472        $  603,714
  Residential home equity and other junior mortgages ..............        177,343           138,682
  Construction and land development ...............................        144,401           130,373
  Other(1) ........................................................        262,246           230,005
Consumer ..........................................................        111,147           108,054
Commercial ........................................................         66,574            60,637
Agricultural ......................................................         20,481            19,176
                                                                        ----------        ----------
     Total loans ..................................................     $1,379,664        $1,290,641
                                                                        ==========        ==========

(1) Includes loans secured by multi-family residential and non-farm, non-residential property.

   Although the Management and Board of Directors of each Bank retain authority and responsibility for credit decisions, the Banks have adopted uniform underwriting standards. Further, the Company's loan committee as well as the centralization of commercial loan credit services and the loan review process provides requisite controls and promote compliance with such established underwriting standards. Such centralized functions also facilitate compliance with consumer protection laws and regulations.
   The Banks generally retain loans that may be profitably funded within established risk parameters. (See "Asset/liability management.") As a result, the Banks may hold adjustable-rate and balloon real estate mortgage loans as Portfolio Loans, while 15- and 30-year, fixed-rate obligations are generally sold to mitigate exposure to changes in interest rates. (See "Non-interest income.")
   The increase in commercial loans principally reflects Management's emphasis on lending opportunities within the Lansing and Grand Rapids metropolitan areas. Loans secured by real estate, including land development and construction projects comprise the majority of new commercial loans. Continued growth within this segment of Portfolio Loans is dependent upon a number of competitive and economic factors.


NON-PERFORMING ASSETS                                                                   December 31,
                                                                            2000            1999           1998
----------------------------------------------------------------------------------------------------------------
                                                                                   (dollars in thousands)
Non-accrual loans ....................................................     $5,200          $2,980         $4,302
Loans 90 days or more past due and still accruing interest ...........      1,571           2,029          2,240
Restructured loans ...................................................        260             270            295
                                                                           ------          ------         ------
  Total non-performing loans .........................................      7,031           5,279          6,837
Other real estate ....................................................      2,174           1,315          1,265
                                                                           ------          ------         ------
     Total non-performing assets .....................................     $9,205          $6,594         $8,102
                                                                           ======          ======         ======
As a percent of Portfolio Loans
  Non-performing loans ...............................................        .51%            .41%           .59%
  Non-performing assets ..............................................        .67             .51            .70
  Allowance for loan losses ..........................................       1.01            1.01           1.00
Allowance for loan losses as a percent of non-performing loans .......        199             246            169

   A default by a land-development company on loans totaling $2.2 million accounts for the majority of the increase in non-performing loans during 2000. Approximately $1.0 million of the principal amount of these loans has been charged against the allowance for loan losses. The remaining balance of $1.2 million, which represents the anticipated liquidation value of the residential real estate developments that secure the loans, has been designated as non-accrual. One to four family residential real estate loans contributed to the increase in both non-performing loans and other real estate during 2000.


ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES                                          December 31,
                                                                       2000              1999               1998
------------------------------------------------------------------------------------------------------------------
                                                                                    (in thousands)
Specific allocations .............................................   $   100            $   400            $   300
Other adversely rated loans ......................................     3,166              2,739              2,302
Historical loss allocations ......................................     4,717              4,063              3,576
Additional allocations based on subjective factors ...............     5,999              5,783              5,379
                                                                     -------            -------            -------
     Total .......................................................   $13,982            $12,985            $11,557
                                                                     =======            =======            =======

   In determining the allowance and the related provision for loan losses, Management considers four principal elements: (i) specific allocations based upon probable losses identified during the review of the loan portfolio, (ii) allocations established for other adversely rated loans, (iii) allocations based principally on historical loan loss experience, and (iv) additional allowances based on subjective factors, including local and general economic business factors and trends, portfolio concentrations and changes in the size and/or the general terms of the loan portfolios.
   The first element reflects Management's estimate of probable losses based upon its systematic review of specific loans. These estimates are based upon a number of objective factors, such as payment history, financial condition of the borrower, and discounted collateral exposure.
   The second element reflects the application of Management's eight point rating system. This rating system is similar to those employed by state and federal banking regulators. Loans that are rated below a certain predetermined classification are assigned a loss allocation factor for each loan classification category. The lower the rating assigned to a loan or category, the greater the allocation percentage that is applied.

    The third element is determined by assigning allocations based principally upon the ten-year average of loss experience for each type of loan. Average losses are weighted to place additional emphasis on the most recent years in the ten-year average and may be further adjusted based on the current delinquency rate. Loss analyses are conducted annually.
    The fourth element is based on factors that cannot be associated with a specific credit or loan category and reflects Management's attempt to ensure that the overall allowance for loan losses appropriately reflects a margin for the imprecision necessarily inherent in the estimates of expected credit losses. Management considers a number of subjective factors when determining the unallocated portion, including local and general economic business factors and trends, portfolio concentrations and changes in the size and the general terms of the loan portfolios. (See "Provision for loan losses.")


ALLOWANCE FOR LOAN LOSSES                                                    Year ended December 31,
                                                                 2000                   1999                 1998
-------------------------------------------------------------------------------------------------------------------
                                                                             (dollars in thousands)
Balance at beginning of period .............................   $ 12,985              $ 11,557              $  9,639
  Provision charged to operating expense ...................      3,287                 2,661                 3,628
  Recoveries credited to allowance .........................        678                   746                   655
  Loans charged against allowance ..........................     (2,968)               (1,979)               (2,365)
                                                               --------              --------              --------
Balance at end of period ...................................   $ 13,982              $ 12,985              $ 11,557
                                                               ========              ========              ========
Net loans charged against the allowance
  to average Portfolio Loans ...............................       0.17%                 0.10%                 0.15%

    Loans charged against the allowance for loan losses, net of recoveries, were equal to .17% of average loans during 2000, compared to .10% and .15% during 1999 and 1998, respectively. The increase in net loans charged against the allowance during 2000 relates to the default described above. (See "Provision for loan losses.")

    DEPOSITS AND BORROWINGS. The Banks' competitive position within many of the markets served by the branch networks limits the ability to materially increase deposits without adversely impacting the weighted-average cost of core deposits. Accordingly, the Banks principally compete on the basis of convenience and personal service, while employing pricing tactics that are intended to enhance the value of core deposits.


AVERAGE CORE DEPOSIT BALANCES                                                   Year ended December 31,
                                                                    2000                1999                  1998
--------------------------------------------------------------------------------------------------------------------
                                                                                   (in thousands)
Demand .....................................................    $  126,596           $  125,936           $  107,403
Savings and Now ............................................       574,556              576,194              525,638
Time, excluding brokered certificates of deposits ..........       477,802              510,034              501,225
                                                                ----------           ----------           ----------
     Total average core deposits ...........................    $1,178,954           $1,212,164           $1,134,266
                                                                ==========           ==========           ==========

    To attract new core depositors, the Banks have implemented high-performance checking, which has generated significant increases in relationships as well as service charges. Management believes that the new relationships which result from these marketing efforts provide valuable opportunities to cross sell related financial products and services.


ALTERNATE SOURCES OF FUNDS                                          December 31,
                                                      2000                                 1999
---------------------------------------------------------------------------------------------------------------------
                                                    Average                               Average
                                        Amount      Maturity      Rate        Amount      Maturity        Rate
---------------------------------------------------------------------------------------------------------------------
                                                                (dollars in thousands)
Brokered CDs ......................   $212,010      3.5 years     6.73%      $101,029      6.0 years      6.24%
Fixed-rate FHLB advances(1) .......     68,743      7.9 years     6.33        131,592      3.2 years      5.98
Variable-rate FHLB advances .......    114,345      0.2 years     6.69         59,056      0.4 years      4.63
Federal funds purchased ...........     27,550        1 day       6.85         42,350        1 day        5.42
                                      --------      ---------     ----       --------      ---------      ----
     Total                            $422,648      3.1 years     6.67%      $334,027      3.1 years      5.75%
                                      ========      =========     ====       ========      =========      ====

(1) Advances totaling $10 million and $20 million, at December 31, 2000 and 1999, respectively, have provisions that allow the FHLB to convert fixed-rate advances to adjustable rates prior to stated maturity.

   The Banks have implemented strategies that incorporate federal funds purchased, other borrowings and Brokered CDs to fund a portion of the increase in Portfolio Loans. The use of such alternate sources of funds supplements the Banks' core deposits and is an integral part of the Banks' asset/liability management efforts.
   Other borrowed funds, principally advances from the Federal Home Loan Bank (the "FHLB"), totaled $196.0 million at December 31, 2000, compared to $224.6 million a year earlier. The $28.6 million decline in other borrowed funds principally reflects the competitive cost of Brokered CDs as well as Management's efforts to diversify the Banks' funding sources.


INTEREST-RATE DERIVATIVE FINANCIAL INSTRUMENTS                 December 31, 2000
                                                                                                            Swaps
                                                                                                  -----------------------
                                                         Caps         Floors       Collars        Pay Fixed Pay Variable
-------------------------------------------------------------------------------------------------------------------------
                                                                     (dollars in thousands)
Notional amount ..................................      $48,500       $8,000       $15,000        $170,000       $196,000
Weighted-average maturity (in years) .............          1.4          1.3           2.0             2.4            3.9
Cap strike .......................................         7.23%                      7.11%
Floor strike .....................................                      5.17%         5.92
Rate paying ......................................                                                    6.14%          6.62%
Rate receiving ...................................                                                    6.62           6.82
Premium paid .....................................      $   449       $   31       $    67
Annual cost ......................................          .33%         .16%          .22%
Amortized cost ...................................      $   226       $   17       $    63
Fair value .......................................            8           20          (122)       $   (958)      $ (1,563)

   Derivative financial instruments are employed to manage the Banks' exposure to changes in interest rates. At December 31, 2000, the Banks employed interest-rate caps, floors and collars with an aggregate notional amount of $71.5 million. The Banks also employed interest-rate swaps with an aggregate notional amount of $366.0 million. During 2000, the Banks terminated interest-rate caps with a notional amount of $72.0 million. The realized loss of $0.8 million is amortized as an adjustment to interest expense over the shorter of the expected remaining term of the hedged debt or the terminated cap. (See "Asset/liability management" and "Statements of Financial Accounting Standards.")

   LIQUIDITY AND CAPITAL RESOURCES. Effective management of capital resources is critical to Management's mission to create value for the Company's shareholders. The cost of capital is an important factor in creating shareholder value and, accordingly, the Company's capital structure includes unsecured debt and cumulative trust preferred securities.
   Management believes that a diversified portfolio of quality loans will provide superior risk-adjusted returns. Accordingly, the Banks have implemented balance sheet management strategies that combine efforts to originate Portfolio Loans with disciplined funding strategies. Acquisitions are also integral components of Management's capital management strategies.


CAPITALIZATION                                                                   December 31,
                                                                            2000              1999
--------------------------------------------------------------------------------------------------------------
                                                                                (in thousands)
Unsecured debt ....................................................      $  11,500        $  12,500
Trust preferred securities ........................................         17,250           17,250
Shareholders' equity
  Common stock ....................................................         11,610           11,235
  Capital surplus .................................................         77,255           71,672
  Retained earnings ...............................................         37,544           33,921
  Accumulated other comprehensive income (loss) ...................          1,927           (2,283)
  Unearned employee stock ownership plan shares ...................                            (799)
                                                                         ---------        ---------
    Total shareholders' equity ....................................        128,336          113,746
                                                                         ---------        ---------
     Total capitalization .........................................      $ 157,086        $ 143,496
                                                                         =========        =========

   Management has supplemented its balance-sheet management activities with open market purchases of the Company's common stock. On October 21, 1999, the Company adopted a share repurchase plan, which authorized the purchase of 325,000 shares of common stock (341,000 shares as adjusted for stock dividends.) The purchase of such shares was completed during the first quarter of 2000 at an average price of $15.80 per share ($15.05 as adjusted for stock dividends).
   On September 19, 2000, the Company adopted a plan, which authorized the purchase of an additional 500,000 shares of common stock. At December 31, 2000, the Company had purchased 167,000 shares of common stock at an average price of $17.17 per share. Management anticipates that the remaining shares will be acquired prior to September 30, 2001, when its authorization expires.

    Shareholders' equity totaled $128.3 million at December 31, 2000. The increase from $113.7 million at December 31, 1999 reflects the retention of earnings as well as a decline in unrealized losses on securities available for sale. The issuance of common stock pursuant to various equity-based incentive compensation plans also contributed to the increase in shareholders' equity. Shareholders' equity was equal to 7.19% of total assets at December 31, 2000, compared to 6.59% a year earlier.


CAPITAL RATIOS                                                                 December 31,
                                                                           2000            1999
-------------------------------------------------------------------------------------------------
Equity capital ...................................................         7.19%            6.59%
Average shareholders' equity to average assets ...................         6.92             7.16
Tier 1 leverage (tangible equity capital) ........................         7.26             6.52
Tier 1 risk-based capital ........................................         9.68             9.33
Total risk-based capital .........................................        10.74            10.41

    ASSET/LIABILITY MANAGEMENT. Interest-rate risk is created by differences in the cash flow characteristics of the Banks' assets and liabilities. Options embedded in certain financial instruments, including caps on adjustable-rate loans as well as borrowers' rights to prepay fixed-rate loans also create interest-rate risk.
    The asset/liability management efforts of the Company and the Banks identify and evaluate opportunities to structure the balance sheet in a manner that is consistent with Management's mission to maintain profitable financial leverage within established risk parameters. Management's evaluations of various opportunities and alternate balance-sheet strategies carefully consider the likely impact on the Banks' risk profile as well as the anticipated contribution to earnings. The marginal cost of funds is a principal consideration in the implementation of the Banks' balance-sheet management strategies, but such evaluations further consider interest-rate and liquidity risk as well as other pertinent factors. The Banks have established parameters for interest-rate risk. Management continually monitors the Banks' interest-rate risk and reports quarterly to the respective Bank's board of directors.
    Management employs simulation analyses to monitor the Banks' interest-rate risk profiles and evaluate potential changes in the Banks' net interest income and market value of portfolio equity that result from changes in interest rates. The purpose of these simulations is to identify sources of interest-rate risk inherent in the Banks' balance sheets. The simulations do not anticipate any actions that Management might initiate in response to changes in interest rates and, accordingly, the simulations do not provide a reliable forecast of anticipated results. The simulations are predicated on immediate, permanent and parallel shifts in interest rates and generally assume that current loan and deposit pricing relationships remain constant. The simulations further incorporate assumptions relating to changes in customer behavior, including changes in prepayment rates on certain assets and liabilities.


CHANGES IN MARKET VALUE OF PORTFOLIO EQUITY                               December 31, 2000
AND NET INTEREST INCOME                            Market Value of      Percent       Net Interest       Percent
Change in Interest Rates                           Portfolio Equity(1)  Change          Income(2)        Change
-------------------------------------------------------------------------------------------------------------------------
                                                                        (dollars in thousands)
400 basis point rise .............................    $111,200          (41.90)%        $ 62,300         (11.38)%
300 basis point rise .............................     134,500          (29.73)           65,100          (7.40)
200 basis point rise .............................     159,300          (16.77)           67,900          (3.41)
100 basis point rise .............................     177,600           (7.21)           69,400          (1.28)
Base-rate scenario ...............................     191,400                            70,300
100 basis point decline ..........................     201,200            5.12            70,800            .71
200 basis point decline ..........................     202,500            5.80            71,400           1.56
300 basis point decline ..........................     209,000            9.20            72,200           2.70
400 basis point decline ..........................     220,600           15.26            73,700           4.84

(1) Simulation analyses calculate the change in the net present value of the Company's assets and liabilities, including debt and related financial derivative instruments, under parallel shifts in interest rates by discounting the estimated future cash flows using a market-based discount rate. Cash flow estimates incorporate anticipated changes in prepayment speeds and other embedded options.
(2) Simulation analyses calculate the change in net interest income under parallel shifts in interest rates over the next twelve months, based upon a static balance sheet, which includes debt and related financial derivative instruments, and do not consider loan fees.

                                  ACQUISITIONS

   On September 15, 1999, the Company completed its acquisition of Mutual Savings Bank, f.s.b. ("MSB"). On that date, MSB's assets and shareholders' equity totaled approximately $580 million and $44 million, respectively. Consideration consisted of 3.4 million shares of common stock (3.8 million shares adjusted for stock dividends). The transaction was accounted for as a "pooling of interests" and the Company's results of operations for 1999 and 1998 have been restated to include MSB's revenues and expenses. Charges relating to the acquisition incurred during 1999 totaled approximately $8.0 million before federal income tax.
   On April 17, 1998, the Company purchased the outstanding capital stock of First Home Financial, Inc. ("FHF"), an originator of manufactured home loans. Aggregate consideration consisted of 80,000 shares of common stock (adjusted for stock splits and dividends). Goodwill totaled approximately $2.0 million. FHF operates as a subsidiary of one of the Banks and substantially all of the loans originated by FHF are sold to non-affiliated banks and finance companies.
   On June 12, 1998, one of the Banks purchased two branches from the former Great Lakes National Bank. On that date, these offices had deposits totaling $18.3 million and the Bank recorded an intangible asset of $1.3 million. The Bank also purchased certain real and personal property and net cash proceeds from the transaction totaled $16.2 million.

                  STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

   The Financial Accounting Standards Board adopted Statement of Financial Accounting Standards, No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS #133") in June 1998. SFAS #133, which has been subsequently amended by SFAS #137 and SFAS #138, requires companies to record derivatives on the balance sheet as assets and liabilities measured at fair value. The accounting for increases and decreases in the value of derivatives will depend upon the use of derivatives and whether the derivatives will qualify for hedge accounting. Management has evaluated the impact of SFAS #133 at January 1, 2001. As a result of its assessment, the majority of the Banks' interest-rate derivatives will qualify for hedge accounting treatment.


DERIVATIVE FINANCIAL INSTRUMENTS                                                       December 31, 2000
                                                                                  Weighted
                                                                                  Average
                                                                       Notional   Maturity    Book        Fair      Unrealized
                                                                        Amount   (in years)   Value       Value     Gain (Loss)
-------------------------------------------------------------------------------------------------------------------------------
                                                                                     (dollars in thousands)
Fair Value Hedge - pay variable interest-rate swap agreements ....     $111,000     6.5                 $ (1,800)    $ (1,800)
                                                                       ========   =====     ========    ========     ========
Cash Flow Hedge
  Pay fixed interest-rate swap agreements ........................     $128,000     2.9                 $ (1,031)    $ (1,031)
  Interest-rate collar agreements ................................       10,000     2.9     $     63        (122)        (185)
                                                                       --------   -----     --------    --------     --------
     Total .......................................................     $138,000     2.9     $     63    $ (1,153)    $ (1,216)
                                                                       ========   =====     ========    ========     ========
No hedge designation
  Pay variable interest-rate swap agreements .....................     $ 85,000      .4                 $    237     $    236
  Pay fixed interest-rate swap agreements ........................       42,000      .9                       73           73
  Interest-rate cap agreements ...................................       48,500     1.4     $    226           8         (218)
  Interest-rate floor agreements .................................        8,000     1.3           17          20            3
  Interest-rate collar agreements ................................        5,000      .1
                                                                       --------   -----     --------    --------     --------
     Total .......................................................     $188,500     0.8     $    243    $    338     $     94
                                                                       ========   =====     ========    ========     ========

   The $1.8 million unrealized loss on derivative instruments qualifying as fair-value hedges will be offset by an unrealized gain on the fixed-rate debt being hedged. On January 1, 2001, the Company recorded a transition adjustment of $0.7 million, net of tax, in other comprehensive income for the unrealized loss on $128.0 million of pay-fixed swaps qualifying as a cash-flow hedge. A transition adjustment of $0.1 million, net of tax, was recorded in earnings for the unrealized loss on $10.0 million of collars qualifying as a cash-flow hedge and the $188.5 million of derivative instruments not qualifying as a hedge.
   As permitted by SFAS #133, held to maturity security portfolios, with book values and market values totaling $20.1 million, will be designated as available for sale at January 1, 2001.
   The Financial Accounting Standards Board has adopted Statement of Financial Accounting Standards, No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," ("SFAS #140"). SFAS #140, which replaces SFAS #125, "Accounting for Transfers and Servicing of Financial Asset and Extinguishments of Liabilities," ("SFAS #125"), revises the standards for accounting for the securitization and other transfers of financial assets and collateral. SFAS #140 also requires certain disclosures, but carries over most of the provisions of SFAS #125. This statement is effective for fiscal years ending after December 15, 2000, with earlier application not allowed and is to be applied prospectively. The adoption of this statement is not expected to have a material impact on the Company's financial statements.

                      SELECTED CONSOLIDATED FINANCIAL DATA


                                                                                Year Ended December 31,
                                                            2000           1999           1998           1997           1996
-------------------------------------------------------------------------------------------------------------------------------
                                                                  (dollars in thousands, except per share amounts)
SUMMARY OF OPERATIONS
  Interest income ...................................    $  138,415     $  125,510     $  125,908     $  119,911     $  102,350
  Interest expense ..................................        67,865         58,730         64,667         66,018         56,984
                                                         ----------     ----------     ----------     ----------     ----------
    Net interest income .............................        70,550         66,780         61,241         53,893         45,366
  Provision for loan losses .........................         3,287          2,661          3,628          1,975          1,413
  Net gains on the sale of real estate
    mortgage loans ..................................         2,209          4,247          7,052          2,899          2,480
  Other non-interest income .........................        16,752         13,848         12,066          9,389          6,950
  Merger-related charges and litigation
    settlements .....................................                        8,000                         9,650
  Other non-interest expenses .......................        58,949         62,252         59,726         51,152         42,365
                                                         ----------     ----------     ----------     ----------     ----------
    Income before federal income tax expense ........        27,275         11,962         17,005          3,404         11,018
  Federal income tax expense ........................         7,266          3,293          5,056          1,935          3,239
                                                         ----------     ----------     ----------     ----------     ----------
       Net income ...................................    $   20,009     $    8,669     $   11,949     $    1,469     $    7,779
                                                         ==========     ==========     ==========     ==========     ==========

PER COMMON SHARE DATA (1)
  Income
    Basic ...........................................    $     1.71     $      .73     $     1.01     $      .13     $      .68
    Diluted .........................................          1.69            .72           1.00            .13            .67
  Cash dividends declared ...........................           .58            .43            .31            .28            .25
  Book value ........................................         11.05           9.64           9.82           8.90           8.91

SELECTED BALANCES
  Assets ............................................    $1,783,791     $1,725,205     $1,660,893     $1,640,879     $1,564,307
  Loans .............................................     1,379,664      1,290,641      1,152,139      1,061,252        862,207
  Allowance for loan losses .........................        13,982         12,985         11,557          9,693          8,815
  Deposits ..........................................     1,389,900      1,310,602      1,255,544      1,121,298      1,082,841
  Shareholders' equity ..............................       128,336        113,746        117,042        104,625        103,367
  Long-term debt ....................................                        1,000          3,000          5,000          7,000

SELECTED RATIOS
  Tax equivalent net interest income
    to average earning assets .......................          4.55%          4.47%          4.08%          3.66%          3.46%
  Net income to
    Average equity ..................................         16.59           7.26          10.72           1.37           7.80
    Average assets ..................................          1.15            .52            .72            .09            .55
  Average shareholders' equity to
    average assets ..................................          6.92           7.16           6.76           6.69           7.06
  Tier 1 leverage (tangible equity capital) ratio....          7.26           6.52           6.65           6.11           6.40
  Non-performing loans to Portfolio Loans ...........           .51            .41            .59            .53            .50

(1) Per share data has been adjusted for three-for-two stock splits in 1998 and 1997 and 5% stock dividends in each of the years presented.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
Independent Bank Corporation
Ionia, Michigan

   We have audited the accompanying consolidated statements of financial condition of Independent Bank Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express our opinion on these consolidated financial statements based on our audits.
   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Independent Bank Corporation and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP
KPMG LLP
Detroit, Michigan
February 1, 2001

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                                                      December 31,
                                                                                                  2000            1999
-------------------------------------------------------------------------------------------------------------------------
                                                                                                     (in thousands)
ASSETS
  Cash and due from banks ...............................................................     $    58,149     $    58,646
  Securities available for sale .........................................................         217,447         195,300
  Securities held to maturity (fair value of $20.1 million at December 31, 2000 and
    $70.5 million at December 31, 1999) .................................................          20,098          71,115
  Federal Home Loan Bank stock, at cost .................................................          19,612          19,612
  Loans held for sale ...................................................................          20,817          12,950
  Loans
    Commercial ..........................................................................         381,066         334,212
    Real estate mortgage ................................................................         772,223         757,019
    Installment .........................................................................         226,375         199,410
                                                                                              -----------     -----------
     Total Loans ........................................................................       1,379,664       1,290,641
    Allowance for loan losses ...........................................................         (13,982)        (12,985)
                                                                                              -----------     -----------
     Net Loans ..........................................................................       1,365,682       1,277,656
  Property and equipment, net ...........................................................          34,757          37,582
  Accrued income and other assets .......................................................          47,229          52,344
                                                                                              -----------     -----------
       Total Assets .....................................................................     $ 1,783,791     $ 1,725,205
                                                                                              ===========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits
    Non-interest bearing ................................................................     $   140,945     $   135,868
    Savings and NOW .....................................................................         576,621         567,108
    Time ................................................................................         672,334         607,626
                                                                                              -----------     -----------
     Total Deposits .....................................................................       1,389,900       1,310,602
  Federal funds purchased ...............................................................          27,550          42,350
  Other borrowings ......................................................................         196,032         224,570
  Guaranteed preferred beneficial interests in Company's subordinated debentures ........          17,250          17,250
  Accrued expenses and other liabilities ................................................          24,723          16,687
                                                                                              -----------     -----------
     Total Liabilities ..................................................................       1,655,455       1,611,459
                                                                                              -----------     -----------

  Commitments and contingent liabilities

  Shareholders' Equity
    Preferred stock, no par value-200,000 shares authorized; none issued or outstanding
    Common stock, $1.00 par value-30,000,000 shares authorized;
     issued and outstanding:  11,609,524 shares at December 31, 2000 and 11,235,088 shares
     at December 31, 1999 ...............................................................          11,610          11,235
    Capital surplus .....................................................................          77,255          71,672
    Retained earnings ...................................................................          37,544          33,921
    Accumulated other comprehensive income (loss) .......................................           1,927          (2,283)
    Unearned employee stock ownership plan shares .......................................                            (799)
                                                                                              -----------     -----------
     Total Shareholders' Equity .........................................................         128,336         113,746
                                                                                              -----------     -----------
       Total Liabilities and Shareholders' Equity .......................................     $ 1,783,791     $ 1,725,205
                                                                                              ===========     ===========


See notes to consolidated financial statements

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                Year ended December 31,
                                                                      2000              1999               1998
-------------------------------------------------------------------------------------------------------------------
                                                                       (in thousands, except per share amounts)
INTEREST INCOME
  Interest and fees on loans ...................................   $ 120,702          $ 106,733           $ 102,227
  Securities available for sale
    Taxable ....................................................       7,625              6,680               8,849
    Tax-exempt .................................................       5,587              3,566               1,657
  Securities held to maturity
    Taxable ....................................................       2,335              6,127              10,433
    Tax-exempt .................................................         546                827               1,082
  Other investments ............................................       1,620              1,577               1,660
                                                                   ---------          ---------           ---------
    Total Interest Income ......................................     138,415            125,510             125,908
                                                                   ---------          ---------           ---------

INTEREST EXPENSE
  Deposits .....................................................      51,773             44,106              43,203
  Other borrowings .............................................      16,092             14,624              21,464
                                                                   ---------          ---------           ---------
    Total Interest Expense .....................................      67,865             58,730              64,667
                                                                   ---------          ---------           ---------
    Net Interest Income ........................................      70,550             66,780              61,241
Provision for loan losses ......................................       3,287              2,661               3,628
                                                                   ---------          ---------           ---------
    Net Interest Income After Provision for Loan Losses ........      67,263             64,119              57,613
                                                                   ---------          ---------           ---------

NON-INTEREST INCOME
  Service charges on deposit accounts ..........................       6,857              5,696               4,554
  Net gains (losses) on asset sales
    Real estate mortgage loans .................................       2,209              4,247               7,052
    Securities .................................................           9               (912)                267
  Other income .................................................       9,886              8,292               7,245
                                                                   ---------          ---------           ---------
    Total Non-interest Income ..................................      18,961             17,323              19,118
                                                                   ---------          ---------           ---------

NON-INTEREST EXPENSE
  Salaries and employee benefits ...............................      33,513             34,289              32,349
  Occupancy, net ...............................................       4,653              4,607               4,194
  Furniture and fixtures .......................................       4,382              4,230               3,659
  Merger-related ...............................................                          5,203
  Settlement of lawsuit ........................................                          2,025
  Other expenses ...............................................      16,401             19,126              19,524
                                                                   ---------          ---------           ---------
    Total Non-interest Expense .................................      58,949             69,480              59,726
                                                                   ---------          ---------           ---------
    Income Before Federal Income Tax ...........................      27,275             11,962              17,005
Federal income tax expense .....................................       7,266              3,293               5,056
                                                                   ---------          ---------           ---------
     Net Income ................................................   $  20,009          $   8,669           $  11,949
                                                                   =========          =========           =========

Income per common share
  Basic ........................................................   $    1.71          $     .73           $    1.01
                                                                   =========          =========           =========
  Diluted ......................................................   $    1.69          $     .72           $    1.00
                                                                   =========          =========           =========

Cash dividends declared per common share .......................   $     .58          $     .43           $     .31
                                                                   =========          =========           =========

See notes to consolidated financial statements

                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                         Year Ended December 31,
                                                                                 2000            1999            1998
------------------------------------------------------------------------------------------------------------------------
                                                                                             (in thousands)
Net Income                                                                    $  20,009        $   8,669       $   11,949
                                                                              ---------        ---------       ----------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
FROM OPERATING ACTIVITIES
  Proceeds from sales of loans held for sale ..............................     155,999          275,364          507,944
  Disbursements for loans held for sale ...................................    (161,657)        (238,368)        (525,202)
  Provision for loan losses ...............................................       3,287            2,661            3,628
  Deferred federal income tax expense (credit) ............................         937              913             (688)
  Deferred loan fees ......................................................        (327)             443              163
  Depreciation, amortization of intangible assets and premiums and
    accretion of discounts on securities and loans ........................       6,540            6,134            4,886
  Net gains on sales of real estate mortgage loans ........................      (2,209)          (4,247)          (7,052)
  Net (gains) losses on sales of securities ...............................          (9)             912             (267)
  (Increase) decrease in accrued income and other assets ..................       3,388           (6,133)          (1,096)
  Increase (decrease) in accrued expenses and other liabilities ...........       4,853             (109)          (6,845)
                                                                              ---------        ---------        ---------
    Total Adjustments .....................................................      10,802           37,570          (24,529)
                                                                              ---------        ---------        ---------
    Net Cash from Operating Activities ....................................      30,811           46,239          (12,580)
                                                                              ---------        ---------        ---------
CASH FLOW FROM INVESTING ACTIVITIES
  Proceeds from the sale of securities available for sale .................      22,319           86,136           11,271
  Proceeds from the maturity of securities available for sale .............       2,065           35,045           28,973
  Proceeds from the sale of securities held to maturity ...................                       26,735
  Proceeds from the maturity of securities held to maturity ...............       8,631          572,356          929,517
  Principal payments on securities available for sale .....................       8,991           16,628           20,579
  Principal payments on securities held to maturity .......................      43,318            5,690            1,723
  Purchases of securities available for sale ..............................     (49,903)        (187,255)         (31,257)
  Purchases of securities held to maturity ................................        (500)        (512,330)        (850,057)
  Portfolio loans made to customers, net of principal payments ............     (94,827)        (142,250)         (86,342)
  Portfolio loans purchased ...............................................                                       (18,916)
  Principal payments on portfolio loans purchased .........................       3,840            2,073           14,695
  Acquisition of branch offices, less cash received .......................                                        16,168
  Acquisition of business .................................................                                         1,459
  Capital expenditures ....................................................      (1,645)          (6,542)          (8,852)
                                                                              ---------        ---------        ---------
    Net Cash from Investing Activities ....................................     (57,711)        (103,714)          28,961
                                                                              ---------        ---------        ---------
CASH FLOW FROM FINANCING ACTIVITIES
  Net increase in total deposits ..........................................      79,298           55,058          125,308
  Net increase (decrease) in other borrowings .............................     (33,778)           8,693          (52,686)
  Proceeds from Federal Home Loan Bank advances ...........................     274,211          236,751          124,463
  Payments of Federal Home Loan Bank advances .............................    (281,771)        (228,423)        (198,652)
  Retirement of long-term debt ............................................      (2,000)          (2,000)          (2,000)
  Dividends paid ..........................................................      (6,615)          (4,587)          (3,587)
  Repurchase of common stock ..............................................      (3,674)          (4,331)
  Proceeds from issuance of common stock ..................................         732            1,017              948
                                                                              ---------        ---------        ---------
    Net Cash from Financing Activities ....................................      26,403           62,178           (6,206)
                                                                              ---------        ---------        ---------
    Net Increase (Decrease) in Cash and Cash Equivalents ..................        (497)           4,703           10,175
Cash and Cash Equivalents at Beginning of Year ............................      58,646           53,943           43,768
                                                                              ---------        ---------        ---------
       Cash and Cash Equivalents at End of Year ...........................   $  58,149        $  58,646        $  53,943
                                                                              =========        =========        =========

Cash paid during the year for
  Interest ................................................................   $  64,250        $  58,627        $  64,445
  Income taxes ............................................................       3,000            2,600            5,300
Transfer of loans to other real estate ....................................       3,051            1,534            1,151

See notes to consolidated financial statements

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY



                                                                                       Accumulated
                                                                                           Other
                                                                                         Compre-       Unearned      Total
                                                   Common       Capital     Retained     hensive         ESOP     Shareholders'
                                                    Stock       Surplus     Earnings   Income (Loss)    Shares       Equity
-----------------------------------------------------------------------------------------------------------------------------------
                                                                               (in thousands)
Balances at January 1, 1998 ....................   $ 10,135     $ 53,443     $ 40,665     $  1,385     $ (1,003)    $104,625
Net income for 1998 ............................                               11,949                                 11,949
Cash dividends declared, $.31 per share ........                               (3,688)                                (3,688)
5% stock dividend ..............................        514        9,759      (10,287)                                   (14)
Issuance of 165,719 shares of common stock .....        166        3,320                                               3,486
Cash in lieu of fractional shares for
  three-for-two stock split ....................                     (13)                                                (13)
Net change in unrealized gain on
  securities available for sale, net of
  $0.3 million of related tax effect ...........                                               596                       596
ESOP loan guarantee payment and
  valuation adjustment .........................                    (103)                                   204          101
                                                   --------     --------     --------     --------     --------     --------
Balances at December 31, 1998 ..................     10,815       66,406       38,639        1,981         (799)     117,042
Net income for 1999 ............................                                8,669                                  8,669
Cash dividends declared, $.43 per share ........                               (5,181)                                (5,181)
5% stock dividend ..............................        546        7,651       (8,206)                                    (9)
Issuance of 142,774 shares of common stock .....        143        1,725                                               1,868
Repurchase of 268,736 shares of
  common stock .................................       (269)      (4,062)                                             (4,331)
Net change in unrealized gain on
  securities available for sale, net of
  $2.2 million of related tax effect ...........                                            (4,264)                   (4,264)
ESOP loan valuation adjustment .................                     (48)                                                (48)
                                                   --------     --------     --------     --------     --------     --------
Balances at December 31, 1999 ..................     11,235       71,672       33,921       (2,283)        (799)     113,746
Net income for 2000 ............................                               20,009                                 20,009
Cash dividends declared, $.58 per share ........                               (6,791)                                (6,791)
5% stock dividend ..............................        557        9,089       (9,659)                                   (13)
Issuance of 107,961 shares of common stock .....        108          677                                                 785
Repurchase of 223,264 shares of
  common stock .................................       (223)      (3,451)                                             (3,674)
Net change in unrealized loss on
  securities available for sale, net of
  $2.2 million of related tax effect ...........                                             4,210                     4,210
Retirement of ESOP shares ......................        (67)        (732)          64                       799           64
                                                   --------     --------     --------     --------     --------     --------
     Balances at December 31, 2000 .............   $ 11,610     $ 77,255     $ 37,544     $  1,927     $      0     $128,336
                                                   ========     ========     ========     ========     ========     ========

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME


                                                                                      2000        1999         1998
---------------------------------------------------------------------------------------------------------------------
                                                                                             (in thousands)
Net income ......................................................................   $20,009      $ 8,669      $11,949
Other comprehensive income
  Net change in unrealized gain (loss) on securities available for sale,
    net of related tax effect ...................................................     4,210       (4,264)         596
                                                                                    -------      -------      -------
     Comprehensive Income .......................................................   $24,219      $ 4,405      $12,545
                                                                                    =======      =======      =======

See notes to consolidated financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

   The accounting and reporting policies and practices of Independent Bank Corporation and subsidiaries conform with accounting principles generally accepted in the United States of America and prevailing practices within the banking industry. The following summaries describe the significant accounting and reporting policies that are employed in the preparation of the consolidated financial statements.
   The Banks transact business in the single industry of commercial banking. The Banks' activities cover traditional phases of commercial banking, including checking and savings accounts, commercial and agricultural lending, direct and indirect consumer financing, mortgage lending and deposit box services. The principal markets are the rural and suburban communities across lower Michigan that are served by the Banks' branches and loan production offices. The economies of these communities are relatively stable and reasonably diversified. Subject to established underwriting criteria, the Banks also participate in commercial lending transactions with certain non-affiliated banks and purchase real estate mortgage loans from third-party originators. At December 31, 2000, 86% of the Banks' loan portfolios were secured by real estate.
   Management is required to make estimates and assumptions in the preparation of the financial statements which affect the amounts reported. Material estimates that are particularly susceptible to changes in the near term relate to the evaluation of the allowance for loan losses. While Management uses relevant information to recognize losses on loans, additional provisions for related losses may be necessary based on changes in economic conditions, customer circumstances and other credit risk factors.
   PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Independent Bank Corporation and its subsidiaries. The income, expenses, assets and liabilities of the subsidiaries are included in the respective accounts of the consolidated financial statements, after elimination of all material intercompany accounts and transactions.
   STATEMENTS OF CASH FLOWS - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are sold for one-day periods. The Company reports net cash flows for customer loan and deposit transactions.
   COMPREHENSIVE INCOME - Statement of Financial Accounting Standards, No. 130, "Reporting Comprehensive Income," establishes standards for reporting comprehensive income, which consists of unrealized gains and losses on securities available for sale. The net change in unrealized gain or loss on securities available for sale in 2000 and 1998 reflect net realized gains of $9,000 and $0.3 million, respectively, and reflect net realized losses of $0.9 million in 1999. The reclassification of these amounts from comprehensive income resulted in federal income tax expense of $3,000 and $0.1 million in 2000 and 1998, respectively and federal income tax benefit of $0.3 million in 1999.
   LOANS HELD FOR SALE - Loans held for sale are carried at the lower of aggregate amortized cost or market value. Lower of cost or market value adjustments, as well as realized gains and losses, are recorded in current earnings. The Banks recognize as separate assets the rights to service mortgage loans for others. The fair value of originated mortgage servicing rights has been determined based upon market value indications for similar servicing. These mortgage servicing rights are amortized in proportion to and over the period of estimated net loan servicing income. The Banks assess mortgage servicing rights for impairment based on the fair value of those rights. For purposes of measuring impairment, the characteristics used by the Banks include interest rate, term and type.
   SECURITIES - The Company classifies its securities as trading, held to maturity or available for sale. Trading securities are bought and held principally for the purpose of selling them in the near term and are reported at fair value with realized and unrealized gains and losses included in earnings. The Company does not have any trading securities. Securities held to maturity represent those securities for which the Banks have the positive intent and ability to hold until maturity and are reported at cost, adjusted for amortization of premiums and accretion of discounts computed on the level-yield method. Securities available for sale represent those securities not classified as trading or held to maturity and are reported at fair value with unrealized gains and losses, net of applicable income taxes reported in comprehensive income. Gains and losses realized on the sale of securities available for sale are determined using the specific identification method and are recognized on a trade-date basis. Premiums and discounts are recognized in interest income computed on the level-yield method.
   LOAN REVENUE RECOGNITION - Interest on loans is accrued based on the principal amounts outstanding. The accrual of interest income is discontinued when a loan becomes 90 days past due and the borrower's capacity to repay the loan and collateral values appear insufficient. A non-accrual loan may be restored to accrual status when interest and principal payments are current and the loan appears otherwise collectible.
   Certain loan fees and direct loan origination costs, are deferred and recognized as an adjustment of yield over the anticipated life of the related loan. Fees received in connection with loan commitments are deferred until the loan is advanced and are then recognized over the anticipated life of the loan as an adjustment of yield. Fees on commitments that expire unused are recognized at expiration. Fees received for a letter of credit are recognized as revenue over its life.

   ALLOWANCE FOR LOAN LOSSES - Some loans will not be repaid in full. Therefore, an allowance for loan losses is maintained at a level which represents Management's best estimate of losses incurred. In determining the allowance and the related provision for loan losses, Management considers four principal elements: (i) specific allocations based upon probable losses identified during the review of the loan portfolio, (ii) allocations established for other adversely rated loans, (iii) allocations based principally on historical loan loss experience, and (iv) additional allowances based on subjective factors, including local and general economic business factors and trends, portfolio concentrations and changes in the size and/or the general terms of the loan portfolios. Increases in the allowance are recorded by a provision for loan losses charged to expense. Although Management periodically allocates portions of the allowance to specific loans and loan portfolios, the entire allowance is available for any losses which occur. Collection efforts may continue and recoveries may occur after a loan is charged against the allowance.
   The Company measures its investment in an impaired loan based on one of three methods: the loan's observable market price, the fair value of the collateral or the present value of expected future cash flows discounted at the loan's effective interest rate. The Company does not measure impairment on homogenous residential mortgage and installment loans.
   PROPERTY AND EQUIPMENT - Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using both straight-line and accelerated methods over the estimated useful lives of the related assets.
   OTHER REAL ESTATE - Other real estate represents properties acquired through foreclosure or by acceptance of a deed in lieu of foreclosure. The carrying values of these properties are periodically evaluated and are adjusted to the lower of cost or fair value minus estimated costs to sell. Other real estate and repossessed assets totaling $2.2 million and $1.3 million at December 31, 2000 and 1999, respectively, are included in other assets.
   INTANGIBLE ASSETS - Goodwill, which represents the excess of the purchase price over the fair value of net tangible assets acquired, is amortized on a straight-line basis over the period of expected benefit, generally 12 to 20 years. Goodwill totaled $7.6 million and $8.3 million as of December 31, 2000 and 1999, respectively. Other intangible assets, including core deposit intangibles, are amortized using both straight-line and accelerated methods over 10 to 15 years. Other intangible assets amounted to $7.7 million and $8.7 million as of December 31, 2000 and 1999, respectively.
   INCOME TAXES - The Company employs the asset and liability method of accounting for income taxes. This method establishes deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at tax rates expected to be in effect when such amounts are realized or settled. Under this method, the effect of a change in tax rates is recognized in the period that includes the enactment date. The deferred tax asset is subject to a valuation allowance for that portion of the asset for which it is more likely than not that it will not be realized.
   The Company and its subsidiaries file a consolidated federal income tax return. Intercompany tax liabilities are settled as if each subsidiary filed a separate return.
   SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE - Securities sold under agreements to repurchase are treated as debt and are reflected as a liability in the consolidated statements of financial condition. The book value of securities pledged to secure the repurchase agreements remains in the securities portfolio.
   DERIVATIVE FINANCIAL INSTRUMENTS - Derivative financial instruments are employed to reduce the cost of certain liabilities as well as to manage interest-rate risk. Such instruments include interest-rate swaps, collars, floors and caps. These instruments are accounted for on an accrual basis. Any net interest differential, including premiums paid, is recognized as an adjustment to interest expense of the related liability. The Company considers its interest-rate swaps to be synthetic alterations of the related liability as long as (i) a specific liability has been designated; (ii) there is a high correlation with the changes in interest expense generated by the liability; and
(iii) the notional amount is less than or equal to the principal amount of the designated liability. If these criteria are not met, the swap is no longer considered a synthetic alteration and changes in fair value are included in other income in the financial statements. The criteria for consideration of a collar, floor or cap as a synthetic alteration are similar to those for a swap arrangement.
   If a synthetic alteration is terminated before maturity, the net proceeds received or paid are deferred and amortized as an adjustment to interest expense over the shorter of the remaining contract life or the maturity of the designated liability. If the designated liability is sold or matures, the synthetic alteration is marked to market and the gain or loss is included with the gain or loss on the sale/maturity of the designated liability.
   COMMON STOCK - At December 31, 2000, 303,255 shares of common stock were reserved for issuance under the dividend reinvestment plan and 1,163,043 shares of common stock were reserved for issuance under stock option plans.
   RECLASSIFICATION - Certain amounts in the 1999 and 1998 financial statements have been reclassified to conform with the 2000 presentation.

NOTE 2 - ACQUISITIONS

    On September 15, 1999, the Company acquired Mutual Savings Bank, f.s.b, ("MSB"). On that date MSB's total assets and shareholders' equity totaled approximately $580 million and $44 million, respectively. The Company issued 3.8 million shares of common stock in exchange for all the outstanding common stock of MSB. The acquisition was accounted for as a pooling of interests and, accordingly, the accompanying financial statements have been restated to include the accounts and operations of MSB for all periods prior to the acquisition.
    Separate results of operations of the combining entities as of December 31, follow:

                                                                        1999        1998
------------------------------------------------------------------------------------------
                                                                        (in thousands)
Net interest income after provision for loan losses
  Independent Bank Corporation ...................................    $55,212      $46,190
  Mutual Savings Bank, f.s.b.(1) .................................      8,907       11,423
                                                                      -------      -------
     Total .......................................................    $64,119      $57,613
                                                                      =======      =======

Net income
  Independent Bank Corporation ...................................    $ 7,035      $10,221
  Mutual Savings Bank, f.s.b.(1)(2) ..............................      1,634        1,728
                                                                      -------      -------
     Total .......................................................    $ 8,669      $11,949
                                                                      =======      =======

(1) Amounts are through the acquisition date of September 15, 1999.
(2) Federal income tax expense or benefit has been adjusted to reflect the estimated tax expense or benefit that would have been recognized by Mutual Savings Bank, f.s.b. if no deferred tax asset valuation allowance had been recognized during the periods presented.

    The Company recognized approximately $5.2 million in merger-related costs relating to the acquisition of MSB, which are classified as such in the financial statements. Such costs included data-processing and related costs, legal and professional, severance and write-off of duplicate fixed assets. As of December 31, 2000, all of these costs have been paid.
    On April 17, 1998, the Company purchased the outstanding capital stock of First Home Financial, Inc., an originator of manufactured home loans.
Aggregate consideration consisted of 80,000 shares of common stock. The assets purchased and liabilities assumed have been recorded at fair value. Goodwill totaled approximately $2.0 million and is being amortized over 15 years.
    On June 12, 1998, one of the Banks purchased the real and personal property and assumed the deposit liabilities associated with two offices of the former Great Lakes National Bank. On that date, deposits totaled $18.3 million and the Bank recorded an intangible asset of $1.3 million which is being amortized over 10 years. The assets purchased and the liabilities assumed have been recorded at fair value.

NOTE 3 - RESTRICTIONS ON CASH AND DUE FROM BANKS

  The Banks' legal reserve requirements were satisfied by average vault cash of $13.9 million and $10.9 million during 2000 and 1999, respectively. The Banks do not maintain compensating balances with correspondent banks.

NOTE 4 - SECURITIES

   Securities available for sale consist of the following at December 31:


                                                                 Amortized               Unrealized                  Fair
                                                                    Cost            Gains           Losses           Value
-----------------------------------------------------------------------------------------------------------------------------
                                                                                        (in thousands)
2000
  U.S. Treasury ............................................      $    302         $      1                          $    303
  U.S. Government agencies .................................         2,000                          $     18            1,982
  Mortgage-backed securities ...............................        50,505              949              109           51,345
  Obligations of states and political subdivisions .........       100,560            2,045              354          102,251
  Other securities .........................................        61,159              491               84           61,566
                                                                  --------         --------         --------         --------
     Total .................................................      $214,526         $  3,486         $    565         $217,447
                                                                  ========         ========         ========         ========
1999
  U.S. Treasury ............................................      $    303                          $      2         $    301
  U.S. Government agencies .................................         1,970         $     30              126            1,874
  Mortgage-backed securities ...............................        55,148              824              326           55,646
  Obligations of states and political subdivisions .........       118,955              320            4,155          115,120
  Other securities .........................................        22,388               60               89           22,359
                                                                  --------         --------         --------         --------
     Total .................................................      $198,764         $  1,234         $  4,698         $195,300
                                                                  ========         ========         ========         ========

   Securities held to maturity consist of the following at December 31:


                                                                 Amortized             Unrealized                 Fair
                                                                    Cost          Gains           Losses          Value
-------------------------------------------------------------------------------------------------------------------------
                                                                                      (in thousands)
2000
  Mortgage-backed securities ...............................      $11,972         $     1         $   186         $11,787
  Obligations of states and political subdivisions .........        7,626             199               1           7,824
  Other securities .........................................          500                                             500
                                                                  -------         -------         -------         -------
     Total .................................................      $20,098         $   200         $   187         $20,111
                                                                  =======         =======         =======         =======

1999
  Mortgage-backed securities ...............................      $59,467         $     1         $   865         $58,603
  Obligations of states and political subdivisions .........       11,148             236               1          11,383
  Other securities .........................................          500                                             500
                                                                  -------         -------         -------         -------
     Total .................................................      $71,115         $   237         $   866         $70,486
                                                                  =======         =======         =======         =======

   The amortized cost and fair value of securities at December 31, 2000, by contractual maturity, follow. The actual maturity will differ from the contractual maturity because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                Available for Sale                Held to Maturity
                                                            Amortized           Fair           Amortized          Fair
                                                               Cost             Value            Cost             Value
------------------------------------------------------------------------------------------------------------------------
                                                                                   (in thousands)
Maturing within one year ................................    $  2,239         $  2,241         $  2,844         $  2,862
Maturing after one year but within five years ...........      11,281           11,457            3,634            3,732
Maturing after five years but within ten years ..........      30,252           31,075              872              927
Maturing after ten years ................................     101,902          103,021              276              303
                                                             --------         --------         --------         --------
                                                              145,674          147,794            7,626            7,824
Mortgage-backed securities ..............................      50,505           51,345           11,972           11,787
Other securities ........................................      18,347           18,308              500              500
                                                             --------         --------         --------         --------
     Total ..............................................    $214,526         $217,447         $ 20,098         $ 20,111
                                                             ========         ========         ========         ========

   A summary of proceeds from the sale of securities and realized gains and losses follows:


                                                       Realized
                                   Proceeds      Gains         Losses
----------------------------------------------------------------------
                                             (in thousands)
2000 ........................      $ 22,319    $     94       $     85
1999 ........................       112,871          23            935
1998 ........................        11,271         267

   During 1999, proceeds from the sale of securities held to maturity totaled approximately $26.7 million and are included in the table above. Such sales occurred in conjunction with the acquisition of MSB to address its interest-rate risk position.
   Securities with a book value of $34.6 million and $56.4 million at December 31, 2000 and 1999, respectively, were pledged to secure public deposits and for other purposes as required by law.
   There were no investment obligations of state and political subdivisions that were payable from or secured by the same source of revenue or taxing authority that exceeded 10% of consolidated shareholders' equity at December 31, 2000 or 1999.

NOTE 5 - LOANS

   An analysis of the allowance for loan losses for the years ended December 31 follows:


                                                          2000              1999              1998
----------------------------------------------------------------------------------------------------
                                                                       (in thousands)
Balance at beginning of period ....................     $ 12,985          $ 11,557          $  9,639
  Provision charged to operating expense ..........        3,287             2,661             3,628
  Recoveries credited to allowance ................          678               746               655
  Loans charged against allowance .................       (2,968)           (1,979)           (2,365)
                                                        --------          --------          --------
Balance at end of period ..........................     $ 13,982          $ 12,985          $ 11,557
                                                        ========          ========          ========

   Loans are presented net of deferred fees of $1.7 million at December 31, 2000, and $2.0 million at December 31, 1999.
   Loans on non-accrual status, 90 days or more past due and still accruing interest, or restructured amounted to $7.0 million, $5.3 million and $6.8 million at December 31, 2000, 1999 and 1998, respectively. If these loans had continued to accrue interest in accordance with their original terms, approximately $0.5 million, $0.6 million, and $0.6 million of interest income would have been realized in 2000, 1999 and 1998, respectively. Interest income realized on these loans was approximately $0.2 million, $0.3 million and $0.2 million in 2000, 1999 and 1998, respectively.
   Impaired loans totaled approximately $3.7 million, $3.4 million and $4.0 million at December 31, 2000, 1999 and 1998, respectively. The Banks' average investment in impaired loans was approximately $3.7 million, $3.3 million and $4.3 million in 2000, 1999 and 1998, respectively. Cash receipts on impaired loans on non-accrual status are generally applied to the principal balance. Interest income recognized on impaired loans was approximately $0.2 million in 2000, 1999 and 1998. Certain impaired loans with a balance of approximately $0.3 million, $1.2 million and $1.8 million had specific allocations of the allowance for loan losses totaling approximately $0.1 million, $0.4 million and $0.3 million at December 31, 2000, 1999 and 1998, respectively.
   The Banks capitalized approximately $1.0 million, $2.0 million and $3.5 million of servicing rights relating to loans that were originated and sold during the years ended December 31, 2000, 1999 and 1998, respectively. Amortization of capitalized servicing rights during those years was $1.1 million, $1.2 million and $1.0 million, respectively. The book value of capitalized mortgage servicing rights was $4.6 million at December 31, 2000.
The fair value of capitalized servicing rights at that same date was approximately $5.3 million, and therefore, no valuation allowance was considered necessary. The capitalized servicing rights relate to approximately $804.1 million of loans sold and serviced at December 31, 2000.
   At December 31, 2000, 1999 and 1998, the Banks serviced loans totaling $995.0 million, $995.3 million and $905.2 million, respectively, for the benefit of third parties.

NOTE 6 - PROPERTY AND EQUIPMENT

   A summary of property and equipment at December 31 follows:


                                                                  2000          1999
-------------------------------------------------------------------------------------
                                                                    (in thousands)
Land ........................................................   $  5,781     $  5,663
Buildings ...................................................     32,972       32,152
Equipment ...................................................     27,840       24,969
                                                                --------     --------
                                                                  66,593       62,784
Accumulated depreciation and amortization ...................    (31,836)     (25,202)
                                                                --------     --------
     Property and equipment, net ............................   $ 34,757     $ 37,582
                                                                ========     ========

NOTE 7 - DEPOSITS

   A summary of interest expense on deposits for the years ended December 31 follows:


                                                                 2000           1999          1998
----------------------------------------------------------------------------------------------------
                                                                           (in thousands)
Savings and NOW ...........................................    $14,800        $13,704        $13,912
Time deposits under $100,000 ..............................     21,444         22,227         24,415
Time deposits of $100,000 or more .........................     15,529          8,175          4,876
                                                               -------        -------        -------
     Total ................................................    $51,773        $44,106        $43,203
                                                               =======        =======        =======

   Aggregate certificates of deposit and other time deposits in denominations of $100,000 or more amounted to $278.0 million, $182.1 million, and $117.3 million at December 31, 2000, 1999 and 1998, respectively.

   A summary of the maturity of certificates of deposit at December 31, 2000 follows:


                                                                  (in thousands)
2001 .............................................................    $403,757
2002 .............................................................     105,807
2003 .............................................................      32,737
2004 .............................................................      21,014
2005 .............................................................      33,041
2006 and thereafter ..............................................      75,978
                                                                      --------
     Total .......................................................    $672,334
                                                                      ========

NOTE 8 - OTHER BORROWINGS

   A summary of other borrowings at December 31 follows:


                                                                      2000                1999
------------------------------------------------------------------------------------------------
                                                                           (in thousands)
Advances from Federal Home Loan Bank .........................      $183,088            $190,648
Repurchase agreements ........................................                            20,000
Notes payable ................................................        11,500              12,500
U.S. Treasury demand notes ...................................         1,414               1,380
Other ........................................................            30                  42
                                                                    --------            --------
     Total ...................................................      $196,032            $224,570
                                                                    ========            ========

   Advances from the Federal Home Loan Bank ("FHLB") are secured by the Banks' unencumbered qualifying mortgage loans as well as U.S. Treasury and government agency securities equal to at least 145% of outstanding advances. Advances are also secured by FHLB stock owned by the Banks. Interest expense on advances amounted to $11.3 million, $9.0 million and $14.0 million for the years ending December 31, 2000, 1999 and 1998, respectively.
   As members of the FHLB, the Banks must own FHLB stock equal to the greater of 1.0% of the unpaid principal balance of residential mortgage loans or 5.0% of its outstanding advances. At December 31, 2000, the Banks were in compliance with the FHLB stock ownership requirements.
   Certain fixed-rate advances have provisions that allow the FHLB to convert the advance to an adjustable rate prior to stated maturity. At December 31, 2000, advances totaling $10 million, with a stated maturity in 2008, are convertible in 2003.

   The maturity and weighted average interest rates of FHLB advances at December 31 follow:


                                                     2000                        1999
                                              Amount       Rate          Amount         Rate
---------------------------------------------------------------------------------------------------------
                                                          (dollars in thousands)
Fixed-rate advances
  2000 ..................................                               $ 84,580        6.11%
  2001 ..................................   $ 13,230       6.28%           3,230        5.90
  2002 ..................................      2,770       6.87           10,000        5.65
  2003 ..................................      9,515       5.36            9,515        5.36
  2005 ..................................      1,100       5.72
  2006 and thereafter ...................     42,128       6.55           24,267        5.95
                                            --------       ----         --------        ----
    Total fixed-rate advances ...........     68,743       6.33          131,592        5.98
                                            --------       ----         --------        ----
Variable-rate advances
  2000 ..................................                                 59,056        4.63
  2001 ..................................    114,345       6.69
                                            --------       ----         --------        ----
    Total variable-rate advances ........    114,345       6.69           59,056        4.63
                                            --------       ----         --------        ----
     Total advances .....................   $183,088       6.55%        $190,648        5.56%
                                            ========       ====         ========        ====

   Repurchase agreements are secured by mortgage-backed securities with a book value of approximately $20.7 million at December 31, 1999. There were no repurchase agreements outstanding at December 31, 2000.
   Repurchase agreements averaged $3.3 million and $40.8 million during 2000 and 1999, respectively. The maximum amounts outstanding at any month end during 2000 and 1999 were $20.0 million and $45.0 million, respectively. Interest expense on repurchase agreements totaled $0.2 million, $2.4 million and $3.9 million for the years ending 2000, 1999 and 1998, respectively.
   The Company has established a $25.0 million unsecured credit facility comprised of a $10.0 million five-year term loan, payable in equal quarterly installments and a $15.0 million revolving credit agreement. At December 31, 2000, the term note and the revolving credit facility had unpaid principal balances of $1.0 million and $10.5 million, respectively. The term note and the revolving credit facility accrue interest at LIBOR, plus 1.00% and federal funds, plus .75%, respectively. The term note will mature in 2001.

NOTE 9 - GUARANTEED PREFERRED BENEFICIAL INTERESTS
IN COMPANY'S SUBORDINATED DEBENTURES

   IBC Capital Finance, a trust subsidiary of the Company, has issued and outstanding, 690,000 shares of cumulative trust preferred securities
("Preferred Securities") with a liquidation preference of $25 per security. The preferred securities represent an interest in the Company's subordinated debentures, which have terms that are similar to the Preferred Securities. Distributions on the securities are payable quarterly at the annual rate of 9.25% of the liquidation preference and are included in interest expense in the consolidated financial statements.
   The Preferred Securities are subject to mandatory redemption at the liquidation preference, in whole or in part, upon repayment of the subordinated debentures at maturity or their earlier redemption. The subordinated debentures are redeemable prior to the maturity date of December 31, 2026, at the option of the Company on or after December 31, 2001, in whole at any time or in part from time to time. The subordinated debentures are also redeemable at any time, in whole, but not in part, upon the occurrence of specific events defined within the trust indenture. The Company has the option to defer distributions on the subordinated debentures from time to time for a period not to exceed 20 consecutive quarters.

NOTE 10 - COMMITMENTS AND CONTINGENT LIABILITIES

   The Company and the Banks are routinely engaged in legal proceedings and regulatory matters that have occurred in the ordinary course of business and do not involve amounts in the aggregate that are believed by Management to be material to the financial condition of the Company.
   During 1999 the Company settled a lawsuit against MSB for $2.0 million. This amount was charged against net income during 1999. The lawsuit represented actions by shareholders of MSB which alleged certain violations of federal and state securities laws.

NOTE 11 - EARNINGS PER SHARE

   A reconciliation of basic and diluted earnings per share for the years ended December 31 follows:


                                                                                   2000            1999           1998
-------------------------------------------------------------------------------------------------------------------------
                                                                                 (in thousands, except per share amounts)
Net income ...................................................................   $ 20,009        $  8,669        $ 11,949
                                                                                 ========        ========        ========

Shares outstanding(1) ........................................................     11,735          11,988          11,878
  ESOP shares not committed to be released ...................................                        (34)            (44)
                                                                                 --------        --------        --------
    Shares outstanding for calculation of basic earnings per share ...........     11,735          11,954          11,834
  Effect of stock options ....................................................         98             131             165
                                                                                 --------        --------        --------
    Shares outstanding for calculation of diluted earnings per share(1) ......     11,833          12,085          11,999
                                                                                 ========        ========        ========
Earning per share
  Basic ......................................................................   $   1.71        $    .73        $   1.01
                                                                                 ========        ========        ========
  Diluted ....................................................................   $   1.69        $    .72        $   1.00
                                                                                 ========        ========        ========

(1) Shares outstanding have been adjusted for a three-for-two stock split in 1998 and 5% stock dividends in each year.

NOTE 12 - FEDERAL INCOME TAX

   The composition of federal income tax expense for the years ended December 31 follows:


                                                      2000            1999            1998
--------------------------------------------------------------------------------------------
                                                                 (in thousands)
Current .......................................      $ 6,329         $ 2,380         $ 5,744
Deferred ......................................          937             913            (688)
                                                     -------         -------         -------
     Federal income tax expense ...............      $ 7,266         $ 3,293         $ 5,056
                                                     =======         =======         =======

   A reconciliation of federal income tax expense to the amount computed by applying the statutory federal income tax rate of 35% in 2000, 1999 and 1998 to income before federal income tax for the years ended December 31 follows:


                                                                         2000         1999            1998
-------------------------------------------------------------------------------------------------------------
                                                                                 (in thousands)
Statutory rate applied to income before federal income tax ........    $ 9,546       $ 4,187         $ 5,952
Tax-exempt interest income ........................................     (2,318)       (1,506)           (961)
Amortization of goodwill ..........................................        262           265             270
Non-deductible costs ..............................................                      466
Other, net ........................................................       (224)         (119)           (205)
                                                                       -------       -------         -------
     Federal income tax expense ...................................    $ 7,266       $ 3,293         $ 5,056
                                                                       =======       =======         =======

   The deferred federal income tax expense of $0.9 million in both 2000 and 1999, and the deferred federal income tax benefit of $0.7 million in 1998, resulted from the tax effect of temporary differences. There was no impact for changes in tax laws and rates or changes in the valuation allowance for deferred tax assets.
   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December
31 follow:


                                                                                 2000              1999
--------------------------------------------------------------------------------------------------------
                                                                                     (in thousands)
Deferred tax assets
  Net operating loss carryforward .......................................      $10,219           $10,707
  Allowance for loan losses .............................................        4,893             3,967
  Deferred compensation .................................................          601               695
  Deferred credit life premiums .........................................          388               117
  Purchase discounts ....................................................          225               462
  Unrealized loss on securities available for sale ......................                          1,180
  Alternative minimum tax credit carryforward ...........................                            617
  Other .................................................................          429               736
                                                                               -------           -------
    Gross deferred tax assets ...........................................       16,755            18,481
                                                                               -------           -------
Deferred tax liabilities
  Mortgage servicing rights .............................................        1,606             1,569
  Unrealized gain on securities available for sale ......................          994
  Deferred loan fees ....................................................          854               342
  Fixed assets ..........................................................          244               402
                                                                               -------           -------
    Gross deferred tax liabilities ......................................        3,698             2,313
                                                                               -------           -------
     Net deferred tax assets ............................................      $13,057           $16,168
                                                                               =======           =======

   At December 31, 2000, the Company had a net operating loss ("NOL") carryforward of approximately $29.2 million which, if not used against taxable income, will expire as follows:


                                                                           (in thousands)
2004 ......................................................................   $ 2,136
2007 ......................................................................       164
2008 ......................................................................    15,260
2009 ......................................................................        81
2010 ......................................................................     6,779
2011 ......................................................................       929
2012 ......................................................................       411
2018 ......................................................................     3,437
                                                                              -------
     Total ................................................................   $29,197
                                                                              =======

   The use of the $29.2 million NOL carryforward, which was acquired from MSB, is limited to $2.9 million per year as the result of a change in control as defined in the Internal Revenue Code.
   Management believes that the tax benefits associated with the deferred tax assets will more likely than not be realized, and therefore no valuation allowance is considered necessary.

NOTE 13 - EMPLOYEE BENEFIT PLANS

   The Company maintains stock option plans for its non-employee directors as well as certain officers of the Company and the Banks. An aggregate of 1,461,000 shares of common stock has been authorized for issuance under the plans. Options that were granted under these plans are exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire not more than ten years after the date of grant.
   The Company has elected to provide pro forma disclosures for its net income and earnings per share as if it had adopted the fair value accounting method for stock-based compensation.
   The per share weighted-average fair value of stock options was obtained using the Black Scholes options pricing model. A summary of the assumptions used and values obtained follows:


                                                                  2000          1999          1998
----------------------------------------------------------------------------------------------------
Expected dividend yield ..................................         4.46%         3.35%         1.98%
Risk-free interest rate ..................................         6.22          5.04          5.65
Expected life (in years) .................................           10             5             5
Expected volatility ......................................        10.48%        15.52%        23.78%
Per share weighted-average fair value ....................       $ 5.98        $ 4.01        $ 5.83

   The Company applies APB Opinion No. 25 in accounting for its plans and, accordingly, no compensation cost has been recognized for its stock options. The following table summarizes the impact on the Company's net income had compensation cost included the fair value of options at the grant date:



                                                              2000         1999           1998
-------------------------------------------------------------------------------------------------
                                                          (in thousands, except per share amounts)
Net income
  As reported ......................................       $ 20,009      $ 8,669        $ 11,949
  Pro-forma ........................................         19,236        8,353          11,424
Income per share
  Basic
    As reported ....................................       $   1.71      $   .73        $   1.01
    Pro-forma ......................................           1.64          .70             .97
  Diluted
    As reported ....................................       $   1.69      $   .72        $   1.00
    Pro-forma ......................................           1.63          .69             .95

   A summary of outstanding stock option grants and transactions follows:


                                                                            Number            Average
                                                                              of              Exercise
                                                                            Shares             Price
------------------------------------------------------------------------------------------------------
Outstanding at January 1, 1998 .......................................     569,213             $10.78
  Granted ............................................................     138,636              20.55
  Exercised ..........................................................     (45,220)              6.52
                                                                          --------             ------
Outstanding at December 31, 1998 .....................................     662,629              13.11
  Granted ............................................................     121,063              15.19
  Exercised ..........................................................     (94,376)              5.89
                                                                          --------             ------
Outstanding at December 31, 1999 .....................................     689,316              14.47
  Granted ............................................................     198,024              12.58
  Exercised ..........................................................    (129,451)              7.08
  Forfeited ..........................................................     (27,949)             20.63
                                                                          --------             ------
Outstanding at December 31, 2000 .....................................     729,940             $14.93
                                                                          ========             ======

   A summary of stock options outstanding at December 31, 2000 follows:


                                                                 Options Outstanding                  Options Exercisable
                                                           --------------------------------      -------------------------------
                                                                        Weighted-Average                   Weighted-Average
                                                           Number   -----------------------      Number    ---------------------
                                                             of      Remaining     Exercise       of       Remaining   Exercise
Range of Exercise Prices                                   Shares   Life (years)      Price      Shares    Life (years)   Price
--------------------------------------------------------------------------------------------------------------------------------
$4.82 to $6.52  ......................................     42,838        3.44        $ 5.61       42,838        3.44      $ 5.61
$9.85 to $10.01 ......................................     78,042        2.24          9.93       78,042        2.24        9.93
$12.38 to $13.04 .....................................    198,024        9.22         12.58
$14.17 to $15.19 .....................................    236,900        3.60         14.75      236,900        3.60       14.75
$21.83 to $22.75 .....................................    174,136        2.87         22.39      174,136        2.87       22.39
                                                          -------        ----         -----      -------        ----       -----
                                                          729,940        4.79        $14.93      531,916        3.15      $15.81
                                                          =======        ====        ======      =======        ====      ======

   The Company maintains 401(k) and employee stock ownership plans covering substantially all full-time employees of the Company and its subsidiaries. The Company matches employee contributions to the 401(k) up to a maximum of 3% of participating employees' eligible wages. At December 31, 2000, the Company is in the process of combining the employee stock ownership plan of MSB ("MSB ESOP") with the Company's plan. The combination of these plans is dependent upon the receipt of a favorable determination by the Internal Revenue Service, which is expected to be received during 2001. During 2000, the outstanding loan balance of the MSB ESOP, which was shown as a reduction to shareholders' equity at December 31, 1999 was retired. Contributions to the employee stock ownership plan are determined annually and require approval of the Company's Board of Directors. During 2000, 1999 and 1998, $1.9 million, $1.4 million and $1.6 million respectively, was expensed for these retirement plans.
   Officers of the Company and its subsidiaries participate in various performance-based compensation plans. Prior to 1999, the Company maintained the Incentive Share Grant Plan which provided that the Board of Directors, at its sole discretion, could award restricted shares of common stock to the participants in the Management Incentive Compensation Plan in lieu of cash bonuses. The market value of such incentive shares at the date of grant was equal to twice the amount of the cash incentive otherwise payable. The
Incentive Share Grant plan was terminated during 1999 in favor of cash incentive payments and stock option grants. Amounts expensed for all incentive plans totaled $2.0 million, $1.9 million, and $1.9 million, in 2000, 1999 and 1998, respectively.
   Substantially all salaried employees of MSB were covered by the multi-employer Financial Institutions Retirement Fund ("FIRF"). Effective January 1, 2000, MSB withdrew as a participant in the FIRF and all employees became 100% vested. As of June 30, 1999, the aggregate market value of the assets held by the FIRF exceeded the value of the vested benefits.
   There was no pension expense or required contribution for 1999 or 1998 pursuant to the FIRF. The FIRF does not segregate the assets, liabilities or costs by participating employer. Significant actuarial assumptions include a 5.5% rate of compensation increase for 1999 and 1998. The return on assets held by the FIRF and the weighted-average discount rate was 8% in 1999 and 1998.
   The Company also provides certain health care and life insurance programs to substantially all full-time employees. These insurance programs are available to retired employees at their expense.

NOTE 14 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

   In the normal course of business, the Banks enter into financial instruments with off-balance sheet risk to meet the financing needs of customers or to reduce exposure to fluctuations in interest rates. These financial instruments may include commitments to extend credit, standby letters of credit and interest-rate derivatives. Financial instruments involve varying degrees of credit and interest-rate risk in excess of amounts reflected in the consolidated balance sheets. Exposure to credit risk in the event of non-performance by the counterparties to the financial instruments for loan commitments to extend credit and letters of credit is represented by the contractual amounts of those instruments. Management does not, however, anticipate material losses as a result of these financial instruments.

   A summary of financial instruments with off-balance sheet risk at December 31 follows:


                                                                                  2000                            1999
                                                                                ----------------------------------------
                                                                                           (dollars in thousands)
Financial instruments whose risk is represented by contract amounts
  Commitments to extend credit .........................................        $ 141,964                      $ 134,103
  Standby letters of credit ............................................           26,841                         26,518

Interest-rate derivative financial instruments
  Interest-rate cap agreements
    Notional amount ....................................................        $  48,500                      $  29,000
    Strike(1) ..........................................................             7.23%                          6.51%
    Weighted-average maturity (in years) ...............................              1.4                            4.0
    Amortized cost .....................................................        $     226                      $     792
    Fair value .........................................................                8                            900
  Interest-rate floor agreements
    Notional amount ....................................................        $   8,000                      $   8,000
    Strike(1) ..........................................................             5.17%                          5.17%
    Weighted-average maturity (in years) ...............................              1.3                            2.3
    Amortized cost .....................................................        $      17                      $      27
    Fair value .........................................................               20                              9
  Interest-rate collar agreements
    Notional amount ....................................................        $  15,000                      $   7,000
    Cap strike(1) ......................................................             7.11%                          6.38%
    Floor strike(1) ....................................................             5.92                           5.75
    Weighted-average maturity (in years) ...............................              2.0                            1.0
    Amortized cost .....................................................        $      63
    Fair value .........................................................             (122)                     $      13
  Interest-rate swap agreements (pay fixed)
    Notional amount ....................................................        $ 170,000                      $  69,500
    Weighted-average rate paying .......................................             6.14%                          5.51%
    Weighted-average rate receiving.....................................             6.62                           6.10
    Weighted-average maturity (in years) ...............................              2.4                            2.7
    Fair value .........................................................        $    (958)                     $   1,485
  Interest-rate swap agreements (pay variable)
    Notional amount ....................................................        $ 196,000                      $  81,000
    Weighted-average rate paying .......................................             6.62%                          5.96%
    Weighted-average rate receiving ....................................             6.82                           6.40
    Weighted-average maturity (in years) ...............................              3.9                            7.4
    Fair value .........................................................        $  (1,563)                     $  (2,446)

(1) The index used for the strike price is 3 or 6 month LIBOR.

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.
Commitments generally have fixed expiration dates or other termination clauses and generally require payment of a fee. Since commitments may expire without being drawn upon, the commitment amounts do not represent future cash requirements. Commitments are issued subject to similar underwriting standards, including collateral requirements, as are generally involved in the extension of credit facilities.
   Standby letters of credit are written conditional commitments issued to guarantee the performance of a customer to a third party. The credit risk involved in such transactions is essentially the same as that involved in extending loan facilities and, accordingly, standby letters of credit are issued subject to similar underwriting standards, including collateral requirements, as are generally involved in the extension of credit facilities.

NOTE 15 - RELATED PARTY TRANSACTIONS

   Certain directors and executive officers of the Company and the Banks, including companies in which they are officers or have significant ownership, were loan customers of the Banks during 2000 and 1999.
   A summary of loans to directors and executive officers whose borrowing relationship exceeds $60,000, and to entities in which they own a 10% or more voting interest for the years ended December 31 follows:


                                                              2000          1999
                                                            ----------------------
                                                               (in thousands)
Balance at beginning of period ........................     $16,829       $ 13,872
  New loans and advances ..............................       9,823         16,099
  Repayments ..........................................      (9,061)       (13,142)
                                                            -------       --------
Balance at end of period ..............................     $17,591       $ 16,829
                                                            =======       ========

NOTE 16 - OTHER NON-INTEREST EXPENSES

   Other non-interest expenses for the years ended December 31 follow:


                                                              2000          1999          1998
                                                            -------------------------------------
                                                                       (in thousands)
Data processing .....................................       $ 2,467        $ 3,356        $ 2,912
Advertising .........................................         2,129          2,545          2,176
Communications ......................................         2,128          2,257          2,160
Amortization of intangible assets ...................         1,728          1,742          1,692
Supplies ............................................         1,530          1,661          1,431
Loan and collection .................................         1,463          1,348          1,554
FDIC insurance ......................................           285          1,392          1,410
Other ...............................................         4,671          4,825          6,189
                                                            -------        -------        -------
     Total non-interest expense .....................       $16,401        $19,126        $19,524
                                                            =======        =======        =======

NOTE 17 - REGULATORY MATTERS

   Capital guidelines adopted by Federal and State regulatory agencies and restrictions imposed by law limit the amount of cash dividends the Banks can pay to the Company. At December 31, 2000, using the most restrictive of these conditions for each Bank, the aggregate cash dividends that the Banks can pay the Company without prior approval was $52.0 million. It is not the intent of Management to have dividends paid in amounts which would reduce the capital of the Banks to levels below those which are considered prudent by Management and in accordance with guidelines of regulatory authorities.
   The Company and the Banks are also subject to various regulatory capital requirements. Quantitative measures established by regulation to ensure capital adequacy require minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and Tier 1 capital to average assets. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly discretionary, actions by regulators that could have a material effect on the Company's financial statements. Under capital adequacy guidelines, the Company and the Banks must meet specific capital requirements that involve quantita-tive measures as well as qualitative judgments by the regulators.

   Actual capital amounts and ratios for the Company and the Banks at December 31, 2000 follow:

                                                                       Minimum Ratio               Minimum Ratio
                                                     Actual             for Adequately         for Well-Capitalized
                                               Amount    Ratio     Capitalized Institutions        Institutions
                                             ------------------    ------------------------    --------------------
                                                                    (dollars in thousands)

Total capital to risk-weighted assets
  Consolidated ..........................    $141,795    10.74%            8.00%                      10.00%
  Independent Bank ......................      34,614    10.29             8.00                       10.00
  Independent Bank West Michigan ........      27,445    10.24             8.00                       10.00
  Independent Bank South Michigan .......      17,364    10.35             8.00                       10.00
  Independent Bank East Michigan ........      23,227    10.42             8.00                       10.00
  Independent Bank MSB ..................      32,809    10.64             8.00                       10.00

Tier 1 capital to risk-weighted assets
  Consolidated ..........................    $127,813     9.68%            4.00%                       6.00%
  Independent Bank ......................      31,008     9.22             4.00                        6.00
  Independent Bank West Michigan ........      24,093     8.99             4.00                        6.00
  Independent Bank South Michigan .......      15,265     9.10             4.00                        6.00
  Independent Bank East Michigan ........      20,866     9.36             4.00                        6.00
  Independent Bank MSB ..................      30,410     9.86             4.00                        6.00

Tier 1 capital to average assets
  Consolidated ..........................    $127,813     7.31%            4.00%                       5.00%
  Independent Bank ......................      31,008     7.32             4.00                        5.00
  Independent Bank West Michigan ........      24,093     6.96             4.00                        5.00
  Independent Bank South Michigan .......      15,265     7.20             4.00                        5.00
  Independent Bank East Michigan ........      20,866     6.85             4.00                        5.00
  Independent Bank MSB ..................      30,410     6.81             4.00                        5.00


NOTE 18 - FAIR VALUES OF FINANCIAL INSTRUMENTS

   Most of the Company's assets and liabilities are considered financial instruments. Many of these financial instruments lack an available trading market and it is the Company's general practice and intent to hold the majority of its financial instruments to maturity. Significant estimates and assumptions were used to determine the fair value of financial instruments. These esti-mates are subjective in nature, involving uncertainties and matters of judgment, and therefore, fair values cannot be determined with precision. Changes in assumptions could significantly affect the estimates.
   Estimated fair values have been determined using available data and methodologies that are considered suitable for each category of financial instrument. For instruments with adjustable-interest rates which reprice frequently and without significant credit risk, it is presumed that estimated fair values approximate the recorded book balances.
   Financial instrument assets actively traded in a secondary market, such as securities, have been valued using quoted market prices while recorded book balances have been used for cash and due from banks.
   The fair value of loans is calculated by discounting estimated future cash flows using estimated market discount rates that reflect credit and interest-rate risk inherent in the loans.
   Financial instruments with a stated maturity, such as certificates of deposit, have been valued based on the discounted value of contractual cash flows using a discount rate approximating current market rates for liabilities with a similar maturity.
   Financial instrument liabilities without a stated maturity, such as demand deposits, savings, NOW and money market accounts, have a fair value equal to the amount payable on demand.

   The estimated fair values and recorded book balances at December 31 follow:


                                                                  2000                           1999
                                                         Estimated      Recorded        Estimated     Recorded
                                                           Fair          Book              Fair         Book
                                                           Value        Balance           Value       Balance
----------------------------------------------------------------------------------------------------------------
                                                                            (in thousands)
ASSETS
  Cash and due from banks ...........................   $   58,100    $   58,100        $   58,600    $   58,600
  Securities available for sale .....................      217,400       217,400           195,300       195,300
  Securities held to maturity .......................       20,100        20,100            70,500        71,100
  Net loans and loans held for sale .................    1,402,800     1,386,500         1,267,000     1,290,600

LIABILITIES
  Deposits with no stated maturity ..................   $  717,600    $  717,600        $  703,000    $  703,000
  Deposits with stated maturity .....................      673,400       672,300           604,200       607,600
  Other borrowings ..................................      243,000       240,800           281,200       284,200


   The fair values for commitments to extend credit and standby letters of credit are estimated to approximate their aggregate book balance.
   Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale the entire holdings of a particular financial instrument.
   Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business, the value of future earnings attributable to off-balance sheet activities and the value of assets and liabilities that are not considered financial instruments.
   Fair value estimates for deposit accounts do not include the value of the substantial core deposit intangible asset resulting from the low-cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market.

NOTE 19 - OPERATING SEGMENTS

    The Company's reportable segments are based upon legal entities. The Company has five reportable segments: Independent Bank ("IB"), Independent Bank West Michigan ("IBWM"), Independent Bank South Michigan ("IBSM"), Independent Bank East Michigan ("IBEM") and Independent Bank MSB ("IBMSB"). The accounting policies of the segments are the same as those described in Note 1 to the Consolidated Financial Statements. The Company evaluates performance based principally on net income of the respective reportable segments.
   A summary of selected financial information for the Company's reportable segments follows:


                                           IB           IBWM         IBSM        IBEM        IBMSB       Other(1)        Total
--------------------------------------------------------------------------------------------------------------------------------
                                                             (in thousands)
2000
  Total assets ....................     $446,383      $353,556     $213,014     $313,536     $451,901     $ 5,401     $1,783,791
  Interest income .................       34,607        30,074       17,206       23,369       33,134          25        138,415
  Net interest income .............       19,844        17,542        9,590       13,297       12,758      (2,481)        70,550
  Provision for loan losses .......        1,395           540          380          480          492                      3,287
  Income (loss) before
    income tax ....................        8,786         8,225        4,306        5,036        5,025      (4,103)        27,275
  Net income (loss) ...............        6,252         5,644        3,252        3,930        3,852      (2,921)        20,009

1999
  Total assets ....................     $410,744      $323,847     $196,665     $308,733     $475,475     $ 9,741     $1,725,205
  Interest income .................       29,039        25,958       13,562       20,470       36,456          25        125,510
  Net interest income .............       17,740        16,182        8,203       12,495       14,311      (2,151)        66,780
  Provision for loan losses .......          600           540          220          615          686                      2,661
  Income (loss) before
    income tax ....................        6,573         6,069        3,074        3,944       (4,104)     (3,594)        11,962
  Net income (loss) ...............        4,640         4,198        2,345        3,040       (2,966)     (2,588)         8,669

1998
  Total assets ....................     $361,936      $276,385     $174,396     $268,559     $575,635     $ 3,982     $1,660,893
  Interest income .................       28,439        24,825       13,764       19,012       39,835          33        125,908
  Net interest income .............       17,022        15,107        8,010       11,428       12,008      (2,334)        61,241
  Provision for loan losses .......          940         1,050          340          713          585                      3,628
  Income (loss) before
    income tax ....................        6,363         5,456        3,019        3,276        2,658      (3,767)        17,005
  Net income (loss) ...............        4,401         3,814        2,205        2,397        1,728      (2,596)        11,949


(1) Includes amounts relating to the Company and certain insignificant operations.

NOTE 20 - INDEPENDENT BANK CORPORATION (PARENT COMPANY ONLY)
FINANCIAL INFORMATION

   Presented below are condensed financial statements for the parent company.

CONDENSED STATEMENTS OF FINANCIAL CONDITION


                                                                   December 31,
                                                                2000          1999
-----------------------------------------------------------------------------------
                                                                 (in thousands)
ASSETS
  Cash and due from banks ............................      $  7,496       $  2,268
  Investment in subsidiaries .........................       147,210        137,810
  Other assets .......................................         6,771          7,157
                                                            --------       --------
     Total Assets ....................................      $161,477       $147,235
                                                            ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Notes payable ......................................      $ 11,500       $ 12,500
  Subordinated debentures ............................        17,783         17,783
  Other liabilities ..................................         3,858          3,206
  Shareholders' equity ...............................       128,336        113,746
                                                            --------       --------
     Total Liabilities and Shareholders' Equity ......      $161,477       $147,235
                                                            ========       ========

CONDENSED STATEMENTS OF OPERATIONS


                                                                                     Year Ended December 31,
                                                                               2000            1999            1998
                                                                             ---------------------------------------
                                                                                          (in thousands)
OPERATING INCOME
  Dividends from subsidiaries ............................................   $15,400         $ 9,100         $ 8,175
  Management fees from subsidiaries and other income .....................    12,905          10,242           8,444
                                                                             -------         -------         -------
    Total Operating Income ...............................................    28,305          19,342          16,619
                                                                             -------         -------         -------

OPERATING EXPENSES
  Interest expense .......................................................     2,506           2,176           2,367
  Administrative and other expenses ......................................    14,281          12,078           9,962
                                                                             -------         -------         -------
    Total Operating Expenses .............................................    16,787          14,254          12,329
                                                                             -------         -------         -------
    Income Before Federal Income Tax and Undistributed Net Income
     of Subsidiaries .....................................................    11,518           5,088           4,290
Federal income tax credit ................................................     1,175           1,209           1,289
                                                                             -------         -------         -------
    Income Before Equity in Undistributed Net Income of Subsidiaries .....    12,693           6,297           5,579
Equity in undistributed net income of subsidiaries .......................     7,316           2,372           6,370
                                                                             -------         -------         -------
     Net Income ..........................................................   $20,009         $ 8,669         $11,949
                                                                             =======         =======         =======


CONDENSED STATEMENTS OF CASH FLOWS


                                                                                     Year Ended December 31,
                                                                                2000            1999            1998
                                                                             -----------------------------------------
                                                                                          (in thousands)
Net Income ...............................................................   $ 20,009         $ 8,669         $11,949
                                                                             --------         -------         -------
ADJUSTMENTS TO RECONCILE NET INCOME
TO NET CASH FROM OPERATING ACTIVITIES
  Depreciation, amortization of intangible assets and premiums,
    and accretion of discounts on securities and loans ...................        977             787             540
  (Increase) decrease in other assets ....................................      2,150             993            (559)
  Increase in other liabilities ..........................................        581             213           2,975
  Equity in undistributed net income of subsidiaries .....................     (7,316)         (2,372)         (6,370)
                                                                             --------         -------         -------
    Total Adjustments ....................................................     (3,608)           (379)         (3,414)
                                                                             --------         -------         -------
    Net Cash from Operating Activities ...................................     16,401           8,290           8,535
                                                                             --------         -------         -------

CASH FLOW FROM INVESTING ACTIVITIES
  Purchase of securities available for sale ..............................                                       (100)
  Maturity of securities available for sale ..............................                        100
  Capital expenditures ...................................................       (616)         (2,264)         (2,264)
  Investment in subsidiaries .............................................                                     (3,383)
                                                                             --------         -------         -------
    Net Cash from Investing Activities ...................................       (616)         (2,164)         (5,747)
                                                                             --------         -------         -------

CASH FLOW FROM FINANCING ACTIVITIES
  Proceeds from short-term borrowings ....................................      1,000           4,500
  Retirement of long-term debt ...........................................     (2,000)         (2,000)         (2,000)
  Dividends paid .........................................................     (6,615)         (4,587)         (3,587)
  Repurchase of common stock .............................................     (3,674)         (4,331)
  Proceeds from issuance of common stock .................................        732           1,017             948
                                                                             --------         -------         -------
    Net Cash from Financing Activities ...................................    (10,557)         (5,401)         (4,639)
                                                                             --------         -------         -------
    Net Increase (Decrease) in Cash and Cash Equivalents .................      5,228             725          (1,851)
Cash and Cash Equivalents at Beginning of Year ...........................      2,268           1,543           3,394
                                                                             --------         -------         -------
     Cash and Cash Equivalents at End of Year ............................   $  7,496         $ 2,268         $ 1,543
                                                                             ========         =======         =======

                        QUARTERLY SUMMARY


                                                Reported Sale Prices of Common Shares
                                                 2000                       1999                    Cash Dividends
                                       -------------------------    --------------------------         Declared
                                        High      Low      Close     High       Low      Close      2000      1999
First quarter ....................     $13.81    $9.89    $12.14    $19.16    $14.06    $14.46     $ .14      $ .09
Second quarter ...................      13.81    11.90     12.91     15.82     13.10     15.76       .14        .09
Third quarter ....................      18.29    12.80     16.34     16.32     13.38     13.89       .14        .13
Fourth quarter ...................      19.88    15.75     19.75     16.49     12.14     13.93       .15        .13


   The Company has approximately 2,300 holders of record of its common stock. The common stock trades on the Nasdaq stock market under the symbol "IBCP". The prices shown above are supplied by Nasdaq and reflect the inter-dealer prices and may not include retail markups, markdowns or commissions. There may have been transactions or quotations at higher or lower prices of which the Company is not aware.
   In addition to the provisions of the Michigan Business Corporation Act, the Company's ability to pay dividends is limited by its ability to obtain funds from the Banks and by regulatory capital guidelines applicable to the Company. (See Note 17 to the Consolidated Financial Statements.)

                      QUARTERLY FINANCIAL DATA (UNAUDITED)

   A summary of selected quarterly results of operations for the years ended December 31 follows:


                                                                              Three Months Ended
                                                              March         June          September      December
                                                               31,           30,             30,            31,
                                                             ----------------------------------------------------
                                                                   (in thousands, except per share amounts)
2000
  Interest income .....................................      $33,005       $34,136         $35,464        $35,810
  Net interest income .................................       17,158        17,556          17,896         17,940
  Provision for loan losses ...........................          557         1,392             657            681
  Income before income tax expense ....................        6,034         6,227           7,508          7,506
  Net income ..........................................        4,486         4,636           5,459          5,428

  Income per share
    Basic .............................................      $   .38       $   .39         $   .46        $   .46
    Diluted ...........................................          .38           .39             .46            .46

1999
  Interest income .....................................      $30,779       $30,894         $31,764        $32,073
  Net interest income .................................       16,176        16,552          17,139         16,913
  Merger-related charges and litigation settlement ....                                      6,743          1,257
  Provision for loan losses ...........................          666           655             645            695
  Income (loss) before income tax expense (benefit) ...        4,667         4,978          (1,564)         3,881
  Net income (loss) ...................................        3,271         3,501          (1,179)         3,076

  Income (loss) per share
    Basic .............................................      $   .27       $   .29         $  (.10)       $   .26
    Diluted ...........................................          .27           .29            (.10)           .26


                            SHAREHOLDER INFORMATION

HOW TO ORDER FORM 10-K

     Shareholders may obtain, without charge, a copy of Form 10-K, the 2000 Annual Report to the Securities and Exchange Commission, by writing to the Chief Financial Officer, Independent Bank Corporation, P.O. Box 491, Ionia, Michigan 48846 or by e-mail at info@ibcp.com.

PRESS RELEASES

     The Company's press releases, including earnings and dividend announcements as well as other financial information, are available on the Company's website at www.ibcp.com.

NOTICE OF ANNUAL MEETING

     The Company's Annual Meeting of Shareholders will be held at 3:00 p.m. on April 17, 2001, in the Ionia Theater located at 205 West Main Street, Ionia, Michigan, 48846.

TRANSFER AGENT AND REGISTRAR

     State Street Bank & Trust Company (c/o EquiServe, P.O. Box 8200, Boston, Massachusetts 02266-8200, #800/4265523, www.equiserve.com) serves as transfer agent and registrar of the Company's common stock.

DIVIDEND REINVESTMENT

     The Company maintains an Automatic Dividend Reinvestment and Stock Purchase Plan which provides an opportunity for shareholders of record to reinvest cash dividends into the Company's common stock. Optional cash purchases up to $5,000 per quarter are also permitted. A prospectus is available by writing to the Company's Chief Financial Officer.

                        EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS

         Charles C. Van Loan, President and Chief Executive Officer, Independent Bank Corporation
         Ronald L. Long, President and Chief Executive Officer, Independent Bank East Michigan
         Michael M. Magee, Jr., President and Chief Executive Officer, Independent Bank
         David C. Reglin, President and Chief Executive Officer Independent Bank West Michigan
         Robert N. Shuster, President and Chief Executive Officer, Independent Bank MSB
         Edward B. Swanson, President and Chief Executive Officer Independent Bank South Michigan
         William R. Kohls, Executive Vice President and Chief Financial Officer, Independent Bank Corporation
         Richard E. Butler, Senior Vice President, Independent Bank Corporation Peter R. Graves, Senior Vice President, Independent Bank Corporation

DIRECTORS

         Keith E. Bazaire, Retired, former President, Carter's Food Center, Inc, Retail Grocer, Charlotte
         Jeffrey A. Bratsburg, Retired, former President and Chief Executive Officer, Independent Bank West Michigan
         Terry L. Haske, President, Ricker & Haske, CPA.s, P.C., Marlette
         Robert L. Hetzler, President, Monitor Sugar Company Food Processor, Bay City
         Thomas F Kohn, Chief Executive Officer Belco Industries, Inc, Manufacturer, Belding
         Robert J. Leppink, President, Leppink's Inc, Retail Grocer, Belding Charles A. Palmer, Professor of Law, Thomas M. Cooley Law School, Lansing
         Charles C. Van Loan, President and Chief Executive Officer, Independent Bank Corporation, Ionia
         Arch V Wright, Jr., President, Charlevoix Development Company Real Estate Development, Charlevoix

Independent Bank Corporation


P.O. Box 491, 230 West Main Street
Ionia, Michigan 48846
616-527-9450                                                         INPCO-PS-01

                          INDEPENDENT BANK CORPORATION

                     230  WEST MAIN STREET, IONIA, MICHIGAN

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 17, 2001

The undersigned hereby appoints Arch V. Wright, Jr. and William R. Kohls and each of them, Proxies, with power of substitution, to vote all shares of common stock of Independent Bank Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Ionia Theater, located at 205 West Main Street, Ionia, Michigan 48846 on Tuesday, April 17, 2001 at 3:00 p.m. (local time), and at all adjournments thereof, as directed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AS DIRECTORS.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign this Proxy exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------

-------------------------------------    ---------------------------------------


                          INDEPENDENT BANK CORPORATION

Dear Shareholder,

Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. If you wish to register your vote by touch-tone telephone or the Internet see the reverse side for instructions.

Your vote must be received prior to the Annual Meeting of Shareholders to be held April 17, 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

The Board of Directors
INDEPENDENT BANK CORPORATION

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE


-------------------------------------------------------------------------------
                          INDEPENDENT BANK CORPORATION
-------------------------------------------------------------------------------

CONTROL NUMBER:
RECORD DATE SHARES:
                                             ----------------------------------
Please be sure to sign and date this Proxy. | Date
-------------------------------------------------------------------------------
                                                                               |
                                                                               |
                                                                               |
                                                                               |
-------------------Shareholder sign here------------Co-owner sign here---------

                                                        For All   With-  For All
1. Election of three Directors for terms expiring in    Nominees  hold   Except
   2004.
                                                         /  /     /  /    /  /

          (01) Jeffrey A. Bratsburg
          (02) Charles A. Palmer
          (03) Charles C. Van Loan

   NOTE: If you do not wish to vote "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).


2. To transact such other business that may properly come before the meeting or at any adjournment thereof.

   Mark box at right if an address change or comment has been noted on the / / reverse side of this card


DETACH CARD

VOTE BY TELEPHONE

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone

FOLLOW THESE FOUR EASY STEPS:

-------------------------------------------------------------------------------
1. READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER
   1-877-PRX-VOTE (1-877-779-8683).
   THERE IS NO CHARGE FOR THIS CALL.

3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.

4. FOLLOW THE RECORDED INSTRUCTIONS.
-------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT!
CALL 1-877-PRX-VOTE anytime!


                                                                     DETACH CARD

VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:

-------------------------------------------------------------------------------
1. READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

2. GO TO THE WEBSITE
   http://www.eproxyvote.com/ibcp

3. ENTER YOUR CONTROL NUMBER LOCATED ON YOUR PROXY CARD.

4. FOLLOW THE INSTRUCTION PROVIDED.
-------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/ibcp anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET